Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.

                                                              September 23, 1997


                             (1) GLAXO GROUP LIMITED

                                       and

                           (2) CHIREX (ANNAN) LIMITED


                   ------------------------------------------

                                    AGREEMENT

                        for the sale and purchase of the
                   Business and Assets of Glaxo Group Limited
                        operated from its site at Annan,
                               Dumfries, Scotland

                   ------------------------------------------

                                      INDEX

CLAUSE

1.   DEFINITIONS AND INTERPRETATION..........................................  1

2.   SALE AND PURCHASE OF BUSINESS AND ASSETS................................ 12

3.   PURCHASE PRICE.......................................................... 13

4.   CONDITIONS.............................................................. 13

5.   PERIOD BEFORE COMPLETION................................................ 16

6.   COMPLETION.............................................................. 17

7.   REIMBURSEMENT OF COSTS.................................................. 19

8.   COMPLETION STATEMENT.................................................... 20

9.   CONTRACTS............................................................... 21

10.  CREDITORS AND LIABILITIES............................................... 22

11.  EMPLOYEES............................................................... 26

12.  PENSIONS................................................................ 28

13.  APPORTIONMENT........................................................... 28

14.  WARRANTIES.............................................................. 29

15.  RIGHT TO RESCIND........................................................ 31

16.  POST COMPLETION OBLIGATIONS............................................. 32

17.  VALUE ADDED TAX......................................................... 34

18.  CAPITAL GOODS SCHEME.................................................... 35

19.  FURTHER ASSURANCE....................................................... 35

20.  DISPUTE RESOLUTION...................................................... 36

21.  SECONDMENT.............................................................. 37

22.  ANNOUNCEMENTS........................................................... 38

23.  COSTS................................................................... 38

24.  SUCCESSORS AND ASSIGNMENT............................................... 38

25.  ENTIRE AGREEMENT........................................................ 38

26.  TIME OF THE ESSENCE..................................................... 39

27.  NOTICES................................................................. 39

28.  AGREEMENT CONTINUES IN FORCE............................................ 39

29.  SEVERABILITY............................................................ 39

30.  WAIVER.................................................................. 40

31.  VARIATIONS.............................................................. 40

32.  COUNTERPARTS............................................................ 40

33.  FUNDING................................................................. 40

34.  GOVERNING LAW........................................................... 40


SCHEDULE 1................................................................... 42
     Apportionment of Purchase Price......................................... 42

SCHEDULE 2................................................................... 44
     The Property............................................................ 44

SCHEDULE 3................................................................... 48
     Terms and Conditions of Sale of the Property............................ 48

SCHEDULE 4................................................................... 53
     Pensions................................................................ 53

     Definitions............................................................. 53

     Calculation of the Transfer Requirement................................. 59

     Payment of the Transfer Requirement and Provision of
     Benefits................................................................ 60

     Additional Voluntary Contributions...................................... 63

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


SCHEDULE 5................................................................... 67
     Warranties.............................................................. 67

SCHEDULE 6...................................................................103
     Limitations to Vendor's Liability.......................................103

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


Agreed Form documents*


Annexures*

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


*These documents have been omitted from the filing because the Registrant does not believe them material to an investment in its Common Stock. The documents will be furnished supplementally to the Commission upon request.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.

THIS AGREEMENT is made September 23, 1997

BETWEEN:

(1) GLAXO GROUP LIMITED (registered number 305979) whose registered office is at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN (the "Vendor"),

(2) CHIREX (ANNAN) LIMITED (registered number 3417229) whose registered office is at Dudley, Cramlington, Northumberland NE23 7QG (the "Purchaser")

WHEREAS

The Vendor carries on the Business and the Vendor has agreed to sell and the Purchaser has agreed to purchase the Business and the Assets as a going concern for the consideration and otherwise upon the terms and conditions set out in this agreement.

IT IS HEREBY AGREED:

1.    DEFINITIONS AND INTERPRETATION

      1.1 In this agreement the following words and expressions shall (except where the context otherwise requires) have the following meanings:

            "Access Agreement" means the access agreement between Dumfries and Galloway Regional Council and a company within the Vendor's Group dated 8 June 1979 and 17 July 1979 and recorded in the Division of the General Register of Sasines applicable to the County of Dumfries on 21 September 1979;

            "Accounts" means the audited financial statements of the Annan manufacturing site of GWO for each of the three consecutive accounting reference periods ended on 31 December 1994, 31 December 1995 and 31 December 1996 respectively and the audited financial statements of the Annan manufacturing site of GWO for the period from 31 December 1996 to

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            Completion and the financial statements to be produced pursuant to clause 16.2;

            "Accounts Date" means the date as at which the Accounts were respectively prepared;

            "Assets" means, the Contracts, the Equipment, the Fixed Plant, the Goodwill, the Intellectual Property, the Property, the Stock and the Work in Progress;

            "Body Corporate" means any body corporate other than a company incorporated under the Companies Acts;

            "Business" means the business of the manufacture and sale of pharmaceutical intermediates carried on at the date hereof at the Property by the Vendor;

            "Business Day" means a day other than a Saturday or Sunday on which banks are open for business in London;

            "Cash" means the cash in hand and at bank of the Vendor in respect of the Business at the Completion Date;

            "Companies Acts" means the 1985 Act and the 1989 Act;

            "Company" means (i) for the purposes of paragraph 1.3.1 of Schedule 3 a company incorporated under the Companies Acts and/or a Friendly Society and/or an Industrial and Provident Society and/or a foreign company and (ii) for the purposes of paragraphs 1.3.2 and 1.3.4 of
            Schedule 3, a company incorporated under the Companies Acts;

            "Completion" means completion of the sale and purchase of the Assets in accordance with Clause 6;

            "Completion Date" means 5 pm on the date on which Completion takes place;

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            "Computer Systems" means the computer systems used by or for the benefit of the Business and which are located on the Property or computer processors associated and peripheral equipment computer programs, technical and other documentation and data entered into or created by the Vendor and used by or for the benefit of the Business from time to time;

            "Conditions" means the conditions contained or referred to in Clause 4;

            "Confidential Information" means information concerning or relating to property owned or used in connection with the Business in the nature of know-how, trade secrets, technical processes, and any other matters concerning the business, affairs or finances of the Business (however stored) (details of which are not in the public domain);

            "Contracts"

            (i) means those contracts entered into by or on behalf of the Vendor in connection with the Business for the purchase of raw materials and intermediates by the Vendor details of which are set out in the list in agreed terms headed "Purchase Contracts";

            (ii) means such other written contracts (but excluding the Lease Contracts) entered into by or on behalf of the Vendor in connection with the Business details of which are set out in the list in agreed terms headed "Other Contracts";

            and in each case which shall be subsisting but uncompleted (both those part performed and those not yet commenced) on the Completion Date;

            "Deeds and Documents" means those deeds and documents relating to the Property identified in the list in agreed terms headed "Deeds and Documents";

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            "Defective" means cannot be used for its intended purpose in its current form or used to produce good quality material without undue expense being incurred in relation to it;

            "Disclosed Scheme(s)" means the retirement benefits schemes details of which are set out in Schedule 4 Part 1;

            "Disclosure Letter" means the letter of even date with this agreement from the Vendor to the Purchaser in agreed terms relating to the Warranties together with any documents annexed thereto;

            "Disposition" means a Disposition of the Property with absolute warrandice in the form annexed hereto (Annex 6) to be granted by GWO to the Purchaser on Completion;

            "Employees" means those employees of the Vendor whose employment is to be transferred to the Purchaser and whose names and details of employment are set out in the list in agreed terms headed "Employees";

            "Employment Letter" a letter from the Vendor to the Purchaser relating to the Employees;

            "Encumbrance" means a mortgage, equity, charge, lien, claim, third party right standard security, floating charge or other encumbrance;

            "Environment" means all or any of the following media namely: the air (including without limitation the air within buildings and the air within other natural or manmade structures above or below ground), water and land and any living organisms or systems supported by those media;

            "Environmental Laws" means all European Community or Union Regulations, directives and statutory decisions, all statutes and subordinate legislation,

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            all regulations, orders and ordinances including but without limitation the Environment Act 1995, the Radioactive Substances Act 1993, the Planning (Hazardous Substances) (Scotland) Act 1997, the Control of Pollution Act 1974, and the Environment Act 1990 and the Sewerage (Scotland) Act 1968 together with Part IIA Environmental Protection Act 1990, Sections 161A - 161D Water Resources Act 1991 and Sections 46A-D of the Control of Pollution Act 1974 the Private Water Supply (Scotland) Regulations and all subordinate legislation or guidance having effect thereunder and all consents, permits, authorizations and local laws and bye-laws, all judgments, decrees, orders, instructions, demands or awards of any competent authority in each of the foregoing cases which are directly applicable in the United Kingdom or any parts thereof and which concern the protection of the Environment;

            "Equipment" means all the loose plant, equipment, engineering supplies, machinery, tools, motor vehicles, furniture, trade utensils and other chattels owned or used in connection with the Business at the Completion Date located at the Property (or which are leased or hired under the terms of any of the Lease Contracts) including but without limitation those items set out in the list in agreed terms headed "Equipment";

            "Excluded Assets" means the items listed at Schedule 1 Part 2;

            "Excluded Employees" means those employees of the Vendor (previously employed within the Business) whose employment is not to be transferred to the Purchaser hereunder details of whom are set out in the list in agreed terms headed "Excluded Employees";

            "External Costs" means the external costs including labour costs incurred by the Vendor directly in connection with the design and development works

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            which the Purchaser agrees or has agreed is necessary at the Property to facilitate the production of ****;

            "Finished Products" means any products manufactured by the Vendor or any member of the Vendor's Group in connection with the Business;

            "Fixed Plant" means the fixed plant owned or used in connection with the Business and physically attached to the Property including, without limitation, that identified in the list in agreed terms headed "Fixed Plant";

            "Foreign Company" means any legal person, other than a natural person, incorporated elsewhere than in Great Britain;

            "Glaxo Wellcome plc Letter" means a letter in agreed terms from Glaxo Wellcome plc relating to the transfer of the Employees";

            "Grazing Lease" means the grazing lease entered into between a company within the Vendor's Group and Messrs J.M. & J. Goldie dated 3 March 1997;

            "Goodwill" means the goodwill of the Business excluding any part thereof which is an Excluded Asset;

            "GWO" means Glaxo Operations UK Limited (registered number 711851) which trades under the name Glaxo Wellcome Operations;

            "Hoddam" means Hoddam Contracting Company Limited having its registered office at Hoddam Road, Ecclefechan;

            "Hoddam Agreement" means the agreement for the supply of water to Hoddam constituted by letter dated 14 January 1997 from GWO to Hoddam and

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            Hoddam's endorsed acceptance thereof dated 4 February 1997;

            "Information Technology Services Agreement" means the agreement in agreed terms between GWO and the Purchaser relating to the provision of information technology support by GWO to the Purchaser;

            "Intellectual Property" means patents, inventions, know-how, trade secrets and other confidential information, registered designs, copyrights, design rights, rights affording equivalent protection to copyright and design rights, topography rights, trade marks, service marks, business names, trade names, moral rights, registration of an application to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing-off in all such cases relating exclusively to the Business but excluding any of the foregoing which relates to any Excluded Asset;

            "IPC Authorization" means the Integrated Pollution Control Authorizations issued in respect of the Business under Section 6 of the Environmental Protection Act 1990 being authorization number IPC/063/1994, IPC/011/1994, IPC/012/1994; and IPC/058/93;

            "Keeper" means the Keeper of the Registers of Scotland;

            "Land Register" means the Land Register of Scotland;

            "Last Actuarial Valuation" means the last actuarial valuation or funding review of the Disclosed Scheme received (whether in draft or final form) prior to the date of this agreement;

            "Lease Contracts" means the lease and hire purchase agreements entered into by or on behalf of GWO in

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            connection with the Business and subsisting at the Completion Date details of which are set out in the list in agreed terms headed "Lease Contracts";

            "Management Accounts" means the unaudited balance sheet and profit and loss account of the Annan manufacturing site of GWO for the monthly periods ending respectively 31 July 1997, 31 August 1997, and 30 September 1997;

            "Obsolete" means cannot be used for the purpose intended in connection with the Business;

            "Parties" means the parties to this agreement;

            "Pensions Warranties" means the warranties contained in Schedule 4
            Part 3;

            "Pipeline" means the pipeline for the supply of water from the River Annan to within the Property and all pumps, valves, manholes, inspection chambers and associated plant and equipment and apparatus, the right to part of which is governed by the Servitudes and the weir in the River Annan immediately downstream from the Pumphouse, the line of the Pipeline being shown on the plan annexed to this agreement headed "Plan A" (Annex 1) including without prejudice to the generality the Pumphouse and the Pumping Station;

            "Property" means the heritable property and servitude rights described in Schedule 2 and any parts thereof;

            "Pumphouse" means the pumphouse, pump and intake pipe and other plant and equipment constructed on the subjects described (In the Third Place) (FIRST) in Schedule 2;

            "Pumping Station" means the pumping station and pumps and other equipment constructed on the

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            subjects described (In the Third Place) (SECOND) in Schedule 2;

            "Purchase Price" means the aggregate amount payable by the Purchaser for the Business and the Assets as set out in Clause 3;

            "Purchaser's Accountants" means Arthur Andersen of Pearl Assurance House, 7 New Bridge Street, Newcastle Upon Tyne NE1 8BQ;

            "Purchaser's Group" means the Purchaser, any parent company of the Purchaser and any company which, in relation to the Purchaser and/or any parent company of the Purchaser, is a subsidiary undertaking from time to time;

            "Purchaser's Property Solicitors" means Brodies of 15 Atholl Crescent, Edinburgh EH3 8HA;

            "Purchaser's Solicitors" means Dibb Lupton Alsop of 117 The Headrow, Leeds LS1 5JX;

            "Records" means a list of all suppliers, books and records, whether stored on hard copy or on computer and computer programmes, designs, drawings, plans and specifications and other technical matter in relation to the Business together with any plates, blocks, negatives and other like material relating thereto other than the Retained Records and other than any of the foregoing which relate to Excluded Assets;

            "Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 as amended by the Collective Redundancies and Transfer of Undertakings (Protection of Employment) Amendment Regulations 1995;

            "Relevant Claim" means any claim by the Purchaser relating to a breach of the Warranties;

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            "Retained Records" means those records of or relating to the Business details of which are set out in the list is agreed terms headed "Retained Records";

            "Secondment Letter" means the letter in agreed terms between GWO and the Purchaser relating to the secondment of certain of the Employees by the Purchaser to a Vendor Group Company;

            "SEPA" means the Scottish Environmental Protection Agency;

            "Secrecy Agreement" means the secrecy agreement between Glaxo Wellcome plc and Chirex Limited dated 30 May 1997 entered into in contemplation of the sale of the Business and Assets under this agreement;

            "Servitudes" shall have the meaning given in Schedule 2;

            "SSAP" and "FRS"" means respectively a Statement of Standard Accounting Practice or Financial Reporting Standard in force at this date as made or adopted by the Accounting Standards Board Limited;

            "Shelf-Life" means the period during which intermediates and raw materials may properly be used;

            "Stock" means the stock in trade of unfinished goods, intermediates, raw materials, fuel, of the Vendor for the purposes of the Business as at the Completion Date (including items which although supplied to the Vendor under reservation of title by the suppliers are under the control of the Vendor);

            "Subjects" shall have the meaning given in Schedule 2;

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            "subscribed" means in relation to any document, that such document is validly subscribed so that the document shall be presumed to have been subscribed by the grantor of it for the purposes of Sections 3 and/or 7 of, and/or Schedule 2 to, the Requirements of Writing (Scotland) Act 1995;

            "Supply Agreement" means the agreement in agreed terms between GWO and the Purchaser relating to the supply of products by the Purchaser to GWO;

            "Tax" means all forms of taxation, duty, levy, charges, and withholdings, or social security contribution and any fine, penalty, or interest in respect thereof;

            "Taxes Act" means the Income and Corporation Taxes Act 1988;

            "VAT" means Value Added Tax;

            "Vendor's Accountants" means Coopers & Lybrand of Plumtree Court London;

            "Vendor's Group" means the Vendor, any parent company of the Vendor and any company which, in relation to the Vendor and/or any parent company of the Vendor is a subsidiary undertaking from time to time;

            "Warranties" means the representations, warranties and undertakings on the Vendor's part contained or referred to in Clause 14 and
            Schedule 5 and including the Pensions Warranties;

            "Water Abstraction Consents" means the consents to the abstraction of water from the River Annan which are detailed in the assignation thereof the form of which is annexed hereto (Annex 2);

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            "Water Supply" means the taking of water from the River Annan by the Pipeline;

            "Work in Progress" means work in process of the Vendor for the purposes of the Business as at the Completion Date ;

            "1979 Act" means the Land Registration (Scotland) Act 1979;

            "1985 Act" means the Companies Act 1985; and

            "1989 Act" means the Companies Act 1989.

      1.2 Any reference in this agreement to any provision of any Act of Parliament shall include reference to any subordinate legislation (as defined in the Interpretation Act 1978) made pursuant thereto and shall be deemed (unless otherwise expressly provided) to be a reference to such Act of Parliament or subordinate legislation as amended, modified or re-enacted (whether before or after the date hereof) and any reference to any provision of any such Act of Parliament or subordinate legislation shall also include where appropriate any provision of which it is a re-enactment (whether with or without modification).

      1.3 In this agreement words incorporating the masculine gender only include the feminine and neuter genders and words incorporating the singular number only include the plural and vice versa.

      1.4 Unless otherwise stated references to Clauses, sub-clauses and Schedules are references to Clauses and sub-clauses of and Schedules to this agreement. The Schedules form part of this agreement.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


      1.5 The Index and clause headings are for ease of reference only and do not affect the construction or interpretation of this agreement.

      1.6 References to persons shall include bodies corporate, unincorporated associations and partnerships.

      1.7 References to the parties hereto include their respective successors in title, assigns and legal personal representatives.

      1.8 A body corporate shall be deemed to be associated with another body corporate if it is a holding company of, or a subsidiary of, or a subsidiary of a holding company of, that other body corporate and a person shall be deemed to be connected with another if that person is so connected within the meaning of Section 839 of the Taxes Act.

      1.9 Where a document is referred to in this agreement as being "in agreed terms", it shall be in the form agreed by the parties to this agreement and initialed by or on behalf of them for identification.

      1.10 Where any statement is qualified by the expression "to the best of the knowledge information and belief of the Vendor" or "so far as the Vendor is aware" or any similar expression there shall be deemed to be included after such statement the words "after careful consideration and having made appropriate enquiry of relevant persons currently in the employment of any company in the Vendor Group and the following professional advisers; Sackers, the Vendor's Accountants, Dundas & Wilson and the knowledge of the Vendor shall be deemed to include the knowledge of each of the companies within the Vendor's Group.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


2.    SALE AND PURCHASE OF BUSINESS AND ASSETS

      2.1 The Vendor shall sell with full title guarantee (save for the Property)and the Purchaser shall purchase the Business as a going concern and all of the Assets free from all Encumbrances as at the Completion Date.

      2.2 The Property shall be transferred in accordance with the terms and subject to the conditions set out in Schedule 3.

      2.3 There shall be excluded from the sale and purchase hereby agreed upon the Excluded Assets and nothing herein contained shall operate so as to impose upon the Purchaser any obligations or liabilities in respect of any other assets or liabilities of the Vendor except as specifically provided in this agreement.

3.    PURCHASE PRICE

      3.1 The Purchase Price payable by the Purchaser for the Business and the Assets shall be the aggregate of:

            3.1.1 the sum of (pounds)40,000,000 (forty million pounds) which sum shall be paid on the Completion Date; and

            3.1.2 the sum agreed or determined in accordance with Clause 8 provided always that in no circumstances shall this sum exceed (pounds)1,000,000 (one million pounds) and which sum shall be paid on the Completion Date or, if such sum has not been agreed or determined on the Completion Date, within 7 days of such agreement or determination.

      3.2 The Purchase Price shall be apportioned (subject to adjustment in accordance with Clause 8) among the Assets as set out in Schedule 1.

4.    CONDITIONS

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


      4.1 The sale and purchase of the Business and the Assets under this agreement is in all respects conditional upon:-

            4.1.1 the Purchaser being satisfied that there is a secure and adequate supply of water to the Property for the purposes of the Business including satisfactory results of a triangulation survey (to be verified by the Purchaser's environmental consultants) at the Property to establish the suitability of ground water resource and the availability of at least 500,000 gallons of water a day which is not contaminated by salt and is of an appropriate quality to be used in the Business and an independent estimate of the cost and timing of sinking the production well and a letter of intent from SEPA confirming their consent to the construction of a pumping well on the Property and the extraction from that well of up to 500,000 gallons of water per day for use in the Business and a letter from the local planning authority confirming either that the sinking of a production well would not require planning permission, or (if it does) that planning consent would be granted and a letter from the appropriate authority confirming the availability of a public supply of water to the Property and indicating the capacity of such supply and an estimate of the cost, feasibility and timing of constructing a pipeline to the Property and agreement between the Parties of the works to be undertaken to secure such supplies, it being acknowledged that the Vendor's liability to pay one half of the cost of such works (set out in Clause 16.1) should be limited to an amount to be agreed by the Parties;

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            4.1.2 the board of directors of Chirex Inc voting in favor of making the acquisition of the Business and the Assets;

            4.1.3 the Purchaser and the Vendor agreeing proposals regarding the arrangements with Hoddam relating to Hoddam's rights to extract water from the Pipeline, including the possible termination of the Hoddam Agreement, it being acknowledged by the Vendor that it may be appropriate as part of such proposals that the Vendor grant the Purchaser an indemnity in respect of any liabilities, or loss of rights of the Property to extract water which such proposals might give rise to;

            4.1.4 the Purchaser being reasonably satisfied with the current estimates of the Vendor in respect of any works, modification or remedial action required in connection with the variation of the existing IPC Authorizations or obtaining new IPC Authorizations or expenditure otherwise required in respect of the incinerator in excess of (pounds)650,000 it being acknowledged that any increase in operating levels following Completion would not be taken into account in assessing such expenditure and that it may be appropriate for the Vendor to give an indemnity in respect of such expenditure should the existing estimates be insufficient;

            4.1.5 the Purchaser receiving satisfactory confirmation from the
                  Vendor that a manufacturing licence pursuant to the Medicines Act 1968 and the Medicines Act 1971 is not required for the operation of the Business;

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            4.1.6 approval of third parties to transfer of contracts/licences;

            4.1.7 the Purchaser being satisfied with the results of any outstanding due diligence enquiries which have been raised in writing by or on behalf of the Purchaser prior to the date of this agreement.

      4.2 The Vendor shall save in respect of clause 4.1.1 use all reasonable endeavours with the Purchaser's full assistance to procure that each of the conditions set out in Clause 4.1 are satisfied as soon as possible, (it being the intention that all such conditions are satisfied by 15 October 1997.)

      4.3 In the event of any of the conditions in Clause 4.1 not being satisfied or waived in writing by the Purchaser by 15 November 1997 then the provisions of this agreement, (save for Clauses 21 and 22 which shall continue in full force and effect) shall (unless the Parties otherwise agree in writing) be null and void and of no further effect and the Parties shall be released from their respective obligations under this agreement. For the avoidance of doubt the Secrecy Agreement shall continue to apply between the parties thereto.

5.    PERIOD BEFORE COMPLETION

      5.1 The Vendor undertakes that during the period from the date of this agreement until the Completion Date it will procure that the Business is carried on in substantially the same manner as heretofore, so as to maintain the same as a going concern and without prejudice to the generality of the foregoing (unless the Purchaser shall previously have agreed otherwise in writing) the Vendor will procure that it or (as appropriate) GWO will in relation to the Business:-

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


            5.1.1 not enter into any contract or commitment of an unusual nature or which is other than in the ordinary course of business;

            5.1.2 not institute changes in management policy of a significant nature;

            5.1.3 not purchase stock, raw materials, or intermediates of a kind or in quantities other than as may be reasonably necessary for the operation of the Business in the ordinary course and so as to maintain quantities of stock, raw materials and intermediates consistent with the previous operation of the Business;

            5.1.4 not terminate the employment of any of the Employees or alter any existing term of their employment or engage more employees;

            5.1.5 not do or suffer to be done any act or thing which may immediately or in the future adversely affect the Goodwill;

            5.1.6 not enter into any agency, distribution, advertising, maintenance or other similar contract;

            5.1.7 consult the Purchaser prior to taking action in relation to any matters of importance in connection with the Business;

            5.1.8 allow the Purchaser and its representatives reasonable access to the Property and to the books, documents, files and records of the Business on prior notice and subject to the observance by the Purchaser of the site procedures in operation at the Property and subject to making good any damage caused by the

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     Purchaser or its representatives to the Property;

              5.1.9 use all reasonable endeavours to assist the Purchaser in the assignment, transfer or grant to the Purchaser of all statutory or regulatory licences necessary for the Purchaser to carry on the Business;

              5.1.10 maintain the supply of all utilities required in connection with the Business on terms no less favorable than those which exist at the date of this agreement; and

              5.1.11 keep in force its existing insurance policies as disclosed to the Purchaser in respect of the Business and the Assets.

6.     COMPLETION

       6.1 Completion of the sale and purchase of the Business and Assets shall take place on 15 October 1997 or (if later) three Business Days after the satisfaction or waiver of the last of the conditions in Clause 4 to be satisfied or waived. Completion shall take place at such location as is agreed by the Parties.

       6.2    At Completion the Vendor shall:-

              6.2.1 permit the Purchaser to assume the conduct of the Business and possession of those of the Assets capable of passing by delivery and the Purchaser will carry on the Business with effect from the Completion Date;

              6.2.2 complete the sale or procure the completion of the sale to the Purchaser of the Property in accordance with the terms contained in or referred to in Schedule 3;

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                  6.2.3    deliver to the Purchaser:-

                           6.2.3.1 the Disposition and any other items required to be delivered at Completion in terms of
                                    Schedule 3;

                           6.2.3.2  the Deeds and Documents;

                           6.2.3.3  the Information Technology Services
                                    Agreement;

                           6.2.3.4  the Supply Agreement;

                           6.2.3.5  the Secondment Letter;

                           6.2.3.6 duly executed assignments in agreed terms together with such other documents as the Purchaser may reasonably require to perfect its title to the Goodwill, the Intellectual Property, the Contracts and the Lease Contracts;

                           6.2.3.7  the Records;

                           6.2.3.8 all national insurance contributions and PAYE records duly completed and up to date in respect of the Employees;

                           6.2.3.9 all contracts of employment, statements of terms and conditions and all personnel records, files and details relating to the Employees;

                           6.2.3.10 the value added tax records referred to in
                                    Clause 17;

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                           6.2.3.11 a letter from the Vendor (or the appropriate
                                    Vendor Group Company) transferring the IPC
                                    Authorizations to the Purchaser;

                           6.2.3.12 the Disclosure Letter;

                           6.2.3.13 the Employment Letter; and

                           6.2.3.14 the Glaxo Wellcome plc Letter.

       6.3 Upon fulfilment by the Vendor of its obligations under Clause 6.2 the Purchaser shall:

              6.3.1 procure the payment by electronic funds transfer of the sums due and payable under Clause 3 to National Westminster Bank Plc sort code 50/00/OT account number 00462616 account name Glaxo Group Limited; and

              6.3.2 deliver to the Vendor duly executed counterparts of the documents referred to in Clause 6.2 as are required to be executed by the Purchaser.

       6.4 The Purchaser shall not be obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed in accordance with this agreement.

7.     REIMBURSEMENT OF COSTS

       7.1 The Purchaser undertakes that it will within 28 days of receipt by it of any relevant suppliers invoice, reimburse the Vendor the External Costs. The Purchaser shall have no liability under this clause unless it shall have given its written approval to any External Costs before any such costs are incurred by the Vendor. Such approval may be given by the Purchaser in respect of each specific item of cost or by approval of such costs within a specific project.

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       7.2 The Vendor shall reimburse the Purchaser for any VAT in respect of such costs for which the Purchaser is liable and which is irrecoverable by the Purchaser.

       7.3 In the event that Completion has not taken place, for any reason whatsoever, by 15 November 1997 the Vendor shall repay forthwith to the Purchaser all sums paid by the Purchaser under Clause 7.1.

       7.4 The Vendor shall reimburse any costs (not exceeding the GWO budget and interest) incurred by the Purchaser in respect of the Business in the period from the date of this agreement to 31 December 1997 insofar as such costs exceed the revenues of the Business to which the Purchaser is entitled during that period. The Vendor shall be entitled to require the Purchaser to provide such information as it reasonably requires to monitor and challenge any costs schedules produced by the Purchaser.

8.     COMPLETION STATEMENT

       8.1 On the Completion Date or as soon as practicable thereafter the Vendor shall carry out a physical count and a valuation of the Stock and Work in Progress as at the Completion Date. The Purchaser and its representatives shall be entitled to attend such count and valuation.

       8.2 The Stock and Work in Progress will (subject to the further provisions of this clause) be valued at the lower of cost and net realizable value using the same methods and bases (as nearly as may be practicable and insofar as they are consistent with good accounting and valuation practice and with all applicable SSAP's and FRS's) as those consistently adopted by the Vendor in the valuations of similar items for the purposes of the Accounts. No value will be attributed to any Stock or Work in Progress which is Defective, Obsolete or outside of its Shelf-Life. Provided

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              Always that if the value of the Stock and Work in Progress (when valued in accordance with the provisions of this Clause 8.2) would, but for this proviso, exceed(pounds)1,000,000 it shall be certified as being and for all purposes relating to this agreement shall be (pounds)1,000,000.

       8.3 The Vendor will procure that a written certificate of the value of the Stock and Work in Progress calculated on the basis set out or referred to in Clause 8.2 ("the Completion Statement") is delivered to the Purchaser as soon as practicable following the Completion Date and in any event not later than 3 Business Days following such date. The Purchaser may within the period of 3 Business Days following delivery of the Completion Statement by notice in writing to the Vendor dispute the value set out in the Completion Statement. If no such notice is received or if within the said period of 3 Business Days the value of the Stock and Work in Progress as set out in the Completion Statement or any amended amount is agreed between the Vendor and the Purchaser then the value as set out in the Completion Statement or (as the case may be) any amended amount shall be conclusive and binding upon the parties for the purposes hereof.

       8.4 If the Purchaser shall give notice of any dispute under Clause 8.3 which is not resolved within the said period of 3 Business Days, such dispute shall be referred for determination in accordance with Clause 20.

9.     CONTRACTS

       9.1 With effect from the Completion Date the Purchaser shall take over, perform and complete the Contracts.

       9.2 Insofar as the benefit of any of the Contracts or Lease Contracts cannot effectively be transferred

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              to the Purchaser (whether by assignment, novation or otherwise) without the consent of a third party and such consent has not been obtained at or prior to Completion:-

              9.2.1 the Vendor shall use all reasonable endeavours to obtain such consent as soon as practicable;

              9.2.2 unless and until any such contract has been transferred to the reasonable satisfaction of the Purchaser, the Purchaser shall for its own benefit and to the extent that the contract in question permits without constituting a breach thereof, perform on behalf of the Vendor (but at the Purchaser's expense) all the Vendor's obligations and the Vendor will co-operate with the Purchaser (at the Vendor's expense) in any reasonable arrangements designed to provide for the Purchaser the benefits under any such contracts including the enforcement of any and all rights of the Vendor thereunder;

              9.2.3 in the event that any such contract cannot be fully and effectually transferred to the Purchaser, the Parties shall use their respective reasonable endeavours to procure that the contract in question is terminated without liability to the Parties. If termination without liability to the Parties cannot be achieved the Purchaser shall have no further obligation to the Vendor relating to the contract in question and the Vendor shall indemnify the Purchaser against any costs, claims, damages, liabilities, or expenses arising from claims by any third party in relation to the contract in question and the termination, assignment or attempted

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


assignment of such contract without consent;

              9.2.4 if the Purchaser shall require, the Vendor shall enter into novation agreements with the other parties to any of such contracts to the intent that thenceforth the Purchaser shall be in a direct contractual relationship with such other parties.

10.    CREDITORS AND LIABILITIES

       10.1 The Vendor shall remain responsible for and shall promptly pay, discharge or satisfy all debts payable by the Vendor and other obligations and liabilities arising from or attributable to the carrying on of the Business prior to the Completion Date (save for any which are expressly assumed by the Purchaser under this agreement) including without limitation:-

              10.1.1 all liabilities to trade and other creditors including banks and all liabilities in respect of Tax of the Vendor or any company within the Vendor's Group;

              10.1.2 all liabilities and obligations accrued or falling to be performed under the Contracts and the Lease Contracts up to the Completion Date; and

              10.1.3 all claims made by third parties on or after the Completion
                     Date in respect of any goods or services supplied by the Vendor or any company within the Vendor's Group or any act or omission of the Vendor or any company within the Vendor's Group prior to the Completion Date.

              The Vendor shall if so requested by the Purchaser promptly supply to the Purchaser written details

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              of all trade and other creditors of the Business subsisting at the Completion Date.

       10.2 The Vendor shall fully and effectively indemnify and keep indemnified the Purchaser against any liability, loss, damage, penalty, cost or expense (including reasonable legal and other professional fees) incurred in defending or resolving any actions or claims (civil or criminal) or in appealing against any judgment, notice or award and also including the cost of remedial work under or pursuant to or carried out to avoid the application of any Environmental Laws, which are suffered or incurred by the Purchaser and which arise out of the past use of the Property (including any activity, trade, business or operation carried out on the Property at anytime) whether arising before or after Completion and including, but without limitation, any liability, loss, damage, penalty, cost or expense arising directly or indirectly from the oil spillage which occurred on the Property in 1992. Provided that the Vendor shall not be liable under this clause 10.2 if and to the extent that the matter giving rise to the claim would not have arisen but for the passing of or a change in, after the date of Completion a law, or regulation not actually prospectively in force at the date of this agreement. For the purposes of this clause Part IIA of the Environment Protection Act 1990 as inserted by the Environment Act 1995 as it is brought into force and the first complete set of guidance and regulations adopted thereunder, and the amendment to Sections 161A to D of the Water Resource Act 1991 as inserted by the Environment Act 1995 shall be deemed to be in force at the date of this agreement.

       10.3   The maximum liability of the Vendor under Clause 10.2 shall be
              ****.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       10.4 The Vendor is not liable under Clause 10.2 unless the Purchaser has given the Vendor written notice of the matter under Clause
              10.2 on or before the date which is **** after the Completion
              Date.

       10.5 If the Vendor pays to the Purchaser an amount under Clause 10.2 and the Purchaser or any member of the Purchaser's Group subsequently recovers from a third party an amount which is directly referable to the matter giving rise to the claim under Clause 10.2 then:

              10.5.1 if the amount paid by the Vendor in respect of the claim under Clause 10.2 is more than the sum recovered from the third party, the Purchaser shall pay the Vendor the sum so recovered; and

              10.5.2 if the amount paid by the Vendor in respect of the claim under Clause 10.2 is less than or equal to the sum recovered from the third party, the Purchaser shall pay the Vendor an amount equal to the amount paid by the Vendor;

              For the purposes of this Clause 10.5 the "sum recovered" means an amount equal to the amount recovered from the third party less all reasonable costs and expenses incurred by the Purchaser or any member of the Purchaser's Group in recovering the amount from the third party.

       10.6 The Purchaser shall as soon as reasonably practicable give written notice to the Vendor of any matter which it becomes aware which is likely to give rise to a claim under Clause 10.2 and shall consult with the Vendor in respect to the matter and the Vendor shall be entitled to make such reasonable investigation into the matter as it thinks fit. If the Purchaser fails, for whatever reason, to comply with the terms of this Clause any such failure shall not affect the

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              Purchaser's ability to make a claim under Clause 10.2.

       10.7 If and to the extent that the matter giving rise to the claim under Clause 10.2 concerns the reduction in value of the Property as a consequence of the Purchaser using and operating the Property for purposes other than pharmaceutical and intermediate manufacturing (including without limitation the use of the Property for residential uses or public recreation).

       10.8 Unless otherwise expressly provided, nothing in this agreement shall make the Purchaser liable in respect of anything done or omitted to be done by the Vendor or any company within the Vendor's Group prior to the Completion Date and the Vendor shall indemnify the Purchaser in full for and against any claims, costs, expenses or liabilities whatsoever and howsoever arising incurred or suffered by the Purchaser in connection with any of the debts, obligations and liabilities referred to in Clause 10.1 including costs incurred by the Purchaser in settling any claim in respect of such debts, obligations or liabilities. This indemnity shall extend without limitation to all legal expenses and other professional fees reasonably and properly incurred by the Purchaser.

       10.9   With effect from the Completion Date the Purchaser shall:-

              10.9.1 observe and perform or procure to be observed and performed all the obligations of GWO under the Contracts and the Lease Contracts except insofar as such obligations should have been performed at or before the Completion Date and except insofar as such obligations have not been fully and effectively transferred to the Purchaser whether by assignment, novation

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     or otherwise and it is not possible for the Purchaser to perform or procure the performance thereof without constituting a breach of the contract concerned;

              10.9.2 assume responsibility for payment for all goods delivered or services received under the Contracts after the Completion Date and which do not form part of the Stock or Work in Progress whether the invoices for such goods or services are received before or after the Completion Date;

              10.9.3 keep the Vendor and GWO fully and effectively indemnified against any liability howsoever arising from the Contracts or the Lease Contracts as a result of any act or omission of the Purchaser after Completion.

11.    EMPLOYEES

       11.1 The Parties acknowledge that pursuant to the Regulations at the Completion Date the Purchaser it will become the employer of the Employees (but not the Excluded Employees).

       11.2 The Vendor shall indemnify the Purchaser in full for and against all claims, costs, expenses or liabilities whatsoever and howsoever arising incurred or suffered by the Purchaser including without limitation all legal expenses and other professional fees (together with any VAT thereon) arising out of or in respect of the employment or the termination of the employment of any of the Employees up to and including the Completion Date or arising out of the employment or the termination of the employment of the Excluded Employees or any other person in respect of the Business at any time.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       11.3 The Purchaser shall indemnify the Vendor and/or GWO in full for and against all claims, costs, expenses or liabilities whatsoever and howsoever arising incurred or suffered by the Vendor and/or GWO including without limitation any reasonable legal expenses and other professional fees (together with any VAT thereon) arising out of or in respect of the termination of the employment of the Employees after the Completion Date.

       11.4 The Vendor warrants that the Vendor and/or GWO (as applicable) have complied with Regulation 10 of the Regulations and will indemnify the Purchaser against any compensation for which the Purchaser may become liable as a result of any breach thereof by the Vendor. The Vendor shall have no liability to the Purchaser under this clause to the extent that any failure on its or GWO's part to comply with Regulation 10 is as a result of a failure on the part of the Purchaser to provide the Vendor with such information as the Vendor has requested regarding the Purchaser and its plans for the Business following Completion.

       11.5 All salaries and other emoluments including holiday pay, taxation and national insurance contributions and contributions to retirement benefit schemes relating to the Employees shall be borne by the Vendor up to and including the Completion Date and by the Purchaser with effect from the Completion Date and all necessary apportionments shall be made.

12.    PENSIONS

       The provisions set out in Schedule 4 shall apply to the Employees and govern their rights under the Disclosed Schemes.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


13.   APPORTIONMENT

       13.1 All rents, rates, gas, water, electricity, telephone charges and other outgoings relating to or payable in respect of the Business up to and including the Completion Date shall be borne and paid by the Vendor and as from the Completion Date shall be borne and paid by the Purchaser and shall be apportioned accordingly.

       13.2 All rents, royalties and other periodical payments receivable in respect of the Business up to the Completion Date shall belong and be payable to the Vendor and as from that time shall belong to and be payable to the Purchaser and shall be apportioned accordingly.

       13.3 The benefit of any prepayments, deposits or payments in advance made to the Vendor on or before the Completion Date in respect of goods and services to be supplied by the Purchaser after the Completion Date shall belong to the Purchaser and the benefit of any prepayments, deposits and payments in advance made by the Vendor in respect of goods ordered but not delivered and services contracted for but not rendered to the Vendor in connection with the Business on or before the Completion Date shall be reimbursed by the Purchaser to the Vendor.

       13.4 Any amount due from the Vendor or the Purchaser pursuant to Clauses 13.1, 13.2 or 13.3 shall be paid within 14 days of written request from the Purchaser or the Vendor (as the case may be) for the amount thereof together with supporting vouchers. If any dispute shall arise as to the amount of any apportionment hereunder such dispute shall be referred for final determination in accordance with Clause 20.

14.    WARRANTIES

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       14.1 The Vendor warrants and represents to the Purchaser as at the date of this agreement in the terms of the Warranties.

       14.2 The Vendor shall further warrant and represent as at the Completion Date to the Purchaser in the terms of the Warranties as if they had been entered into afresh at Completion by reference to the facts and circumstances then existing.

       14.3 Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from any other terms of this agreement or any other Warranty.

       14.4 The rights and remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

       14.5 The Vendor hereby undertakes with the Purchaser that it will forthwith disclose in writing to the Purchaser any event or circumstance which may arise or become known to it after the date hereof and prior to Completion which is materially inconsistent with any of the Warranties or which has or is likely to have an adverse effect on the financial position or business prospects of the Business or which is otherwise material to be known by a purchaser for value of the Business.

       14.6 The Purchaser shall be given all such facilities as it (or its authorized representatives) may reasonably require to enable the Purchaser to be satisfied with regard to the accuracy of the Warranties provided that the Warranties shall not be deemed in any way modified or discharged by reason of any investigation made or to be made by or on behalf of the Purchaser or by reason of any information relating to the Business of which

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              the Purchaser has knowledge (actual implied or constructive) except such information as is fully and fairly disclosed in the Disclosure Letter.

       14.7 In the event of any breach or non-fulfilment of any of the Warranties resulting in:-

              14.7.1 the value of the Goodwill and/or any of the other Assets being or becoming less than it would have been had the relevant circumstances been as so warranted; or

              14.7.2 the Purchaser having incurred or incurring any liability which it would not have incurred had the relevant circumstances been as so warranted;

              then without prejudice to any other rights or remedies available to the Purchaser and without restricting its ability to claim damages on any other basis the Vendor agrees to pay to the Purchaser on demand an amount sufficient to make good the diminution in the value of the Goodwill and/or other Assets or an amount equal to the liability thereby incurred.

       14.8 The Vendor hereby agrees to indemnify the Purchaser in full for and against all costs (including reasonable legal costs) and expenses (together with any VAT thereon) incurred by the Purchaser either before or after the commencement of any action in connection with:-

              14.8.1 the settlement of any claim that any of the Warranties has been breached or is untrue inaccurate or misleading;

              14.8.2 any legal proceedings arising out of or in connection with any claim or breach of any of the Warranties in which judgment is given in favour of the Purchaser; or

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              14.8.3 the enforcement of any such settlement or judgment.

       14.9 The rights of the Purchaser under Clauses 14.7 and 14.8 shall be in addition and without prejudice to any other right or remedy available to it under this agreement or otherwise.

       14.10 Any amount paid by the Vendor to the Purchaser in respect of a breach of Warranty shall be treated primarily as a reduction in the Purchase Price.

       14.11 The Warranties shall be qualified by matters fully and fairly disclosed in the Disclosure Letter but shall otherwise be subject to no qualification whatsoever.

       14.12 The Purchaser acknowledges that no representations, or warranties express or implied are given by the Vendor in relation to the Business other than the Warranties themselves.

       14.13 The provisions of Schedule 6 shall have effect in respect of the matters to which this Clause 14 applies to limit the liability of the Vendor in respect of the Warranties.

15.    RIGHT TO RESCIND

       15.1 If the Vendor shall disclose any event or circumstance pursuant to sub-clause 14.5 or if there is a breach of any of the Warranties or a breach or non-fulfilment of any other term of this agreement by the Vendor, the Purchaser shall be entitled in addition and without prejudice to any other right or remedy available to it to rescind this agreement without any liability to any other party whereupon the Vendor shall indemnify the Purchaser in full for and against all claims, costs, expenses and liabilities incurred or suffered by the Purchaser (including but not limited to all legal and other professional fees

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              and expenses) in connection with the negotiation, preparation and rescission of this agreement as are incurred after the date of this agreement.

       15.2 The Purchaser shall not be entitled to exercise its right of rescission under Clause 15.1 unless the matter in question in the reasonable opinion of the Purchaser (having first discussed the matter with the Vendor) has had or is likely to result in a reduction in the value of the Assets of(pounds)1,000,000 or more. In arriving at its opinion as to whether such matter will have or has had such an effect the Purchaser shall act reasonably and in good faith and shall take into account the availability of insurance receipts in respect of such matter.

16.   POST COMPLETION OBLIGATIONS

       16.1 The Vendor undertakes to indemnify and keep indemnified the Purchaser against all liabilities, losses, obligations, costs, claims, damages, demands and expenses arising directly or indirectly out of the provision of a secure and adequate supply of at least 500,000 gallons a day of non saltwater water to the Property which is suitable for the purposes of the Business provided that the Vendor's liability under clause 16.1 shall be limited to 50% of such costs and the Vendor's liability shall be limited to such amount as is agreed pursuant to Clause ?.

       16.2 The Vendor undertakes to provide to the Purchaser in respect of the manufacturing site at Annan:

              16.2.1 within 10 Business Days of Completion audited financial statements for the years ended 31 December 1994, 31 December 1995 and 31 December 1996;

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              16.2.2 within 10 Business Days of Completion, copies of the unaudited financial statements to Completion;

              16.2.3 within 28 days of Completion, copies of the audited balance sheet and profit and loss accounts for the period from 31 December 1996 to Completion;

              16.2.4 by the later of 30 November 1997 and 28 days after
                     Completion unaudited quarterly accounts in respect of the period from 1 January 1996 (being audited as at 31 December
                     1996) to Completion. In respect of any costs incurred by the Vendor under this Clause 16.2.4 the Purchaser shall, if required, pay the actual cost of any temporary assistance up to a maximum of (pounds)5,000.

       16.3 The Vendor undertakes to the Purchaser to maintain adequate insurance in respect of Finished product at the Property both before and after Completion.

       16.4 The Vendor undertakes to obtain from the Vendor's Accountants authority to use any financial information available or required in respect of the Business (whether before or after Completion) under the requirements of the Securities and Exchange Commission and the Securities Act of 1933 and the Securities Exchange Act of 1934 of the United States and to procure the co-operation of the Vendor's Accountants in respect of any public offering of Chirex Inc., including providing any customer comfort letters required by any underwriters of such offering and to procure access to any underlying records of the Vendor's Accountants or the Vendor's Group.

       16.5 The Parties undertake to one another that all Records delivered to the Purchaser at Completion shall be retained by the Purchaser and all the

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              Retained Records shall be retained by the Vendor and each Party shall make available for inspection and reasonable use by the other Party all such books, records and other documents retained by it (or transferred to it as the case may be) relating to the Business as the other Party may request in finalizing its affairs in relation to the transfer of the Business and the Assets pursuant to this agreement and to give effect to this agreement. The rights and obligations contained in this clause shall expire on the sixth anniversary of Completion, save in respect of particular records (including but not limited to Control of Substances Hazardous to Health records) in respect of which there is a legal obligation to retain such Records for a longer period. The Purchaser undertakes to maintain and, on request, provide to the Vendor samples of Products (as are available on Completion) manufactured by the Vendor at the Property.

       16.6 The Purchaser shall procure at the Vendor's cost that for a period of 12 months after Completion those of the Employees whose assistance is reasonably required by the Vendor in connection with matters arising from its carrying out the Business prior to the Completion Date will be available at reasonable times to assist the Vendor provided that such assistance does not unduly interfere with their day-to-day function within the Business.

17.    VALUE ADDED TAX

       17.1 The purchase price of the Assets and the Business stated in this agreement is exclusive of VAT.

       17.2 The parties intend that the provisions of section 49 of the Value Added Tax Act 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the sale of the Business and the Assets and, accordingly, no VAT shall be

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              charged by the Vendor on them. The Vendor and the Purchaser shall each promptly following Completion inform their respective VAT offices of the sale and purchase under this agreement, complete all relevant forms for VAT purposes relating to such sale and purchase and take all reasonable steps to ensure that the sale of the Business and Assets is treated neither as a supply of goods nor a supply of services for the purposes of VAT but as the transfer of a going concern. In the event that it is at any time determined by HM Customs and Excise or, on appeal, by the tribunal or the court that section 49 of the Value Added Tax Act 1994 and
              Article 5 of the Value Added Tax (Special Provisions) Order 1995 do not apply to the sale of the Business and Assets or any part of them, the Purchaser shall pay to the Vendor the amount of the VAT in question on the later of the business day before such amount is due to be paid by the Vendor to Customs & Excise and the day on which the Vendor delivers to the Purchaser a valid VAT invoice or invoices in respect thereof. Subject to the Vendor having complied with its obligations under this Clause 17 the Purchaser shall in addition pay any penalty and interest imposed by Customs and Excise in respect of late payment of such VAT.

       17.3 For the purposes of the said Article 5, the Vendor warrants that it carries on, and that it will immediately prior to Completion carry on, the Business.

       17.4 The Vendor shall, at Completion, deliver to the Purchaser all the records of the Business for VAT purposes which are required to be preserved by the Purchaser by section 49(1)(b) of the Value Added Tax Act 1994, and the Purchaser shall, for a period of not less than six years from the Completion Date, preserve the records so delivered and, upon reasonable notice, during normal

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              business hours make them available for inspection to the Vendor or its agent.

       17.5 The Purchaser confirms that it will be registered for VAT and will carry on the Business as a going concern immediately after Completion.

       17.6 The Purchaser confirms that it shall not apply for a reallocation of the Vendor's VAT registration number.

       17.7 The Vendor agrees that it will not at any time before Completion without the consent of the Purchaser exercise its right under VAT 1994 Schedule 10 paragraph 2 to elect to tax the Property.

18.    CAPITAL GOODS SCHEME

       The Vendor will provide the Purchaser with all records and other information required by the Purchaser for the purposes of the Capital Goods Scheme in Part XV Value Added Tax Regulations 1995 (SI1995/2518) and any adjustments thereunder.

19.    FURTHER ASSURANCE

       19.1 Upon and at any time after Completion the Vendor shall at the request of the Purchaser and at the Vendor's cost do and execute or procure to be done and executed all such acts deeds documents and things as may be reasonably necessary to vest the title to the Business and Assets in the Purchaser and to give effect to this agreement.

       19.2 The Vendor will use all reasonable endeavours to ensure that all relevant authorisations, permissions, consents, licences or agreements are (where necessary) transferred to the Purchaser or, as the case may be, renewed. In particular, but without limitation, the Vendor shall assist the Purchaser in making application to or providing information to any relevant authority for the purpose of such transfer or renewal.

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       19.3 Without prejudice to the terms of clause 19.1 the Vendor shall at the request of the Purchaser and at the Vendor's cost, execute or procure to be done and executed all such acts, documents and things as may be necessary or desirable in connection with:

              19.3.1 the loss of the original title deeds to the Property; and

              19.3.2 the application by the Purchaser to register the title to the Property.

       19.4 The Vendor will at any time after Completion, at the Purchasers cost and at the request of the Purchaser execute such documents and give such assistance as is reasonable in ensuring that a secure and adequate supply of water is available to the Property for the purpose of the Business.

20.    DISPUTE RESOLUTION

       If there is a dispute between the Vendor and the Purchaser, pursuant to Clause 8.4 and/or 13.4, which the Vendor's Accountants and the Purchaser's Accountants cannot resolve, then the matter in dispute shall be referred to an independent firm of Chartered Accountants nominated jointly by them or if no such nomination is made within 14 days after the expiry of one party requiring nomination, nominated at the request of either of them by the President for the time being of the Institute of Chartered Accountants in England and Wales. The Accountants so nominated shall be entitled to ask for and inspect the working papers, records and documents of both Parties as they may reasonably consider necessary. In making their determination, the said Accountants shall act as experts and not as arbitrators, their decision shall (in the absence of manifest error) be final and binding on the Parties and their fees shall be borne and paid by the Vendor and the Purchaser in such proportions as the Accountants determine in the light of the

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       respective contentions of the Parties, and the Accountants' determination.

21.    SECONDMENT

       21.1 The Vendor undertakes to use its best endeavours to procure that at least 40 Employees are seconded during the period from Completion to 31 December 1998 to a Vendor Group Company on the terms set out in the Secondment Letter. The Vendor shall:

              21.1.1 make available, within the Vendor's Group, 40 suitable positions for secondees of the Business;

              21.1.2 identify (after consultation with the Purchaser) 40
                     Employees suitable for secondment, and not required for the Business during the period from Completion to 31 December 1998;

              21.1.3 make proposals, as soon as practicable, to such Employees for their secondment; and

              21.1.4 use its reasonable endeavours to persuade such Employees to accept its offer of secondment which may include increasing relocation/secondment benefits.

       21.2 The Purchaser shall, following Completion use its reasonable endeavours to persuade such Employees to accept the offer of secondment made to them.

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


22.    ANNOUNCEMENTS

       No announcement, communication or circular in connection with the subject matter of this agreement shall be made (prior to or after the Completion
       Date) by or on behalf of the Vendor or the Purchaser without the prior approval of the other (such approval not to be unreasonably withheld or delayed) save for:-

       22.1 announcements to Employees, customers, suppliers and agents of the Purchaser and the Business in such form as may be agreed between the Parties; and

       22.2 such announcements, documents, and other information as may be required by any recognized stock exchange or the Securities Exchange Commission and/or as required under the Securities Act of 1933 and the Securities Exchange Act of 1934 or which would be customary for the Purchaser to make to investors, stockholders, analysts and within the Purchaser's Group.

23.    COSTS

       Subject to the provisions of Clause 15 each of the Parties shall bear and pay its own legal, accountancy and other fees and expenses incidental to the preparation and implementation of this agreement and all other documents in the agreed form referred to herein.

24.    SUCCESSORS AND ASSIGNMENT

       No Party may assign or transfer, or purport to assign or transfer, any of its rights or obligations under this agreement, save that the Purchaser shall be entitled to assign the benefit of the Warranties to any company in the Purchaser's Group.

25.    ENTIRE AGREEMENT


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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       25.1 This agreement (together with the documents referred to in it) and the Secrecy Agreement constitute the entire agreement between the parties in connection with its subject matter.

       25.2 Neither Party has relied on any representation or warranty except as expressly set out in this agreement.

26.    TIME OF THE ESSENCE

       As regards any time date or period mentioned in this agreement time shall be of the essence.

27.    NOTICES

       Any notice to be given pursuant to the terms of this agreement must be given in writing to the Party due to receive such notice at its registered office from time to time or at its address set out in this agreement or such other address as may have been notified for the purpose to the other Parties in accordance with this clause. Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of personal delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within 48 hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of the transmission.

28.    AGREEMENT CONTINUES IN FORCE

       This agreement shall remain in full force and effect so far as concerns any matter remaining to be performed at Completion and notwithstanding that Completion shall have taken place and in respect of any indemnities and undertakings on the part of the Vendor (including without prejudice to the generality those contained in Clauses 16 and 19, the Vendor shall at the Purchaser's request but at the Vendor's cost grant to the Purchaser, at intervals of not less than four years,

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       written confirmation (in such form as the Purchaser may require) that this Clause remains fully binding on the Vendor notwithstanding the passage of time.

29.    SEVERABILITY

       The invalidity, illegality or unenforceability of any provision of this agreement shall not affect the continuation in force of the remainder of this agreement.

30.    WAIVER

       No waiver by the Purchaser of any breach or non-fulfilment by the Vendor of any provision of this agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision hereof and no failure to exercise or delay in exercising any right or remedy under this agreement shall constitute a waiver thereof. No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the Purchaser provided in this agreement are cumulative and not exclusive of any rights and remedies provided by law.

31.    VARIATIONS

       No variation of this agreement or any of the documents in the agreed terms shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

32.    COUNTERPARTS

       This agreement may be executed in any number of counterparts each of which when executed by one or more of the Parties shall constitute an original but all of which shall constitute one and the same instrument.

33.    FUNDING

       The Vendor shall give due consideration prior to Completion to any comments made by funders of the


                                       44
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       Purchaser's Group in relation to the terms of this agreement.

34.    GOVERNING LAW

       34.1 Subject to the provisions of Clause 34.2 below, this agreement shall be governed by and construed in accordance with English Law and, subject to Clause 20, the Parties hereby submit for all purposes in connection with this agreement to the exclusive jurisdiction of the English Courts.

       34.2 The provisions of Schedule 3 and the Property Warranties are to be interpreted in accordance with Scots Law.

AS WITNESS the hands of the Parties or their duly authorized representatives the day and year first above written

SIGNED by                             )
for and on behalf of GLAXO            )   /s/ Dr. G. Joseph Blaker
GROUP LIMITED in the presence of:-    )
                                                      Dr. G. Joseph Blaker

Witness


Name


Address

SIGNED by                             )
for and on behalf of                  )   /s/ Michael A. Griffith
CHIREX (ANNAN) LIMITED                )
in the presence of:-                  )               Michael A. Griffith


Witness


Name


                                       45
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


Address

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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                   SCHEDULE 1

                                     Part 1

                         Apportionment of Purchase Price

================================================
Asset                       Purchase Price
------------------------------------------------
Contracts                   (pounds)1
------------------------------------------------
Equipment                   (pounds)24,000,000
------------------------------------------------
Fixed Plant (Non            (pounds)1,000,000
Qualifying)
------------------------------------------------
Fixed Plant                 (pounds)5,000,000
(Qualifying)
------------------------------------------------
Goodwill                    (pounds)7,000,000
------------------------------------------------
Intellectual                (pounds)1
Property
------------------------------------------------
Property                    (pounds)2,999,998
------------------------------------------------
Stock/Work in               as determined under
Progress                    Clause 8
================================================


                                     Part 2

                                 Excluded Assets


1.     Cash;

2.     All Finished Products;

3. The rights to use the name Glaxo, Wellcome, Glaxo Wellcome or their respective logos;

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


4. Any amounts recoverable by members of the Vendor's Group in respect of Tax and VAT allowances and repayments attributable to matters or events occurring on or before Completion;

5. The benefit of any insurance claims arising prior to Completion in relation to the Business save where such claims relate to Assets to be acquired by the Purchaser under this agreement; and

6.     All Book Debts.

7. All intellectual property in respect of the products manufactured at any time at the Property by any member of the Vendor's Group.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                   SCHEDULE 2

                                  The Property

(In the First Place) (Primo) ALL and WHOLE the Farm of Waterfoot, Annan, part of the Estate of Newbie in the County of Dumfries extending to one hundred and sixty two acres and one hundred and forty three decimal or one thousandth parts of an acre or thereby being the subjects described in and disponed by and delineated and shown within red lines on the plan annexed and executed as relative to the Disposition by Newbie Estates (in voluntary liquidation) and David Simpson Carson, the Liquidator thereof, in favor of Newbie Salmon Fisheries Limited dated Seventh and recorded in the Division of the General Register of Sasines for the County of Dumfries on Nineteenth both days of January Nineteen hundred and Fifty five: Together with the foreshore of the Solway Firth and of the River Annan ex adverso the said subjects: BUT EXCEPTING ALWAYS from the said subjects the whole of the salmon and other fishing rights ex adverso the same; (Secundo) ALL and WHOLE that lot or piece of ground extending to one thousand one hundred and twenty five square yards or thereby being the south-west corner of the field marked number 847 on the Ordnance Survey map of the Parish of Annan in the County of Dumfries being the subjects described in and disposed by and delineated and coloured red on the Plan annexed and subscribed as relative to the Feu Charter by William Dalziel MacKenzie in favor of himself and Patrick Alexander Pasley Dirom and another, as Trustees for behoof of the District Board of the River Annan, dated Third and recorded in the said Division of the General Register of Sasines on Seventeenth both days of October Nineteen hundred and Ninety three; (Tertio) ALL and WHOLE that area of ground in the County of Dumfries on which was erected the subjects known as Newbie Villa being the subjects described in and disponed by and shown outlined in red on the excerpt of the Ordnance Survey map annexed and executed as relative to the Disposition by Newbie Salmon Fisheries (Property) Limited in favor of Glaxo Properties Limited dated Twenty seventh September and recorded in the said Division of the General Register of Sasines on Sixteenth December both months in

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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


Nineteen hundred and Seventy six; and (Quarto) ALL and WHOLE that area of ground in the County of Dumfries being the subjects described in and (in the Second Place) disponed by and shown coloured blue between the points "E" and "F" on the plan annexed and executed as relative to the Deed of Servitude (containing Disposition and Assignation) by the Rt. Hon. John Frederick, Baron Gretton, David Stewart Bowser and John Gerard Freeman, as Trustees therein mentioned, in favor of Glaxo Properties Limited dated Third, Fourteenth and Nineteenth July Nineteen hundred and Seventy eight and recorded in the said Division of the General Register of Sasines on Eighth April Nineteen hundred and Eighty; (In the Second Place) ALL and WHOLE that irregular shaped area or plot of ground in the County of Dumfries extending to two hundred and twenty square metres or thereby lying to the south-east of Three Trees Road, Newbie, Annan being the area or plot of ground more particularly described in, disponed (In the First Place) by and shown delineated in red on Plan A annexed and executed as relative to Disposition by Northern Engineering Industries Limited in favor of Glaxo Operations UK Limited dated Eighteenth April and recorded in the said Division of the General Register of Sasines on Eleventh June both months in Nineteen hundred and Eighty TOGETHER WITH (One) the whole buildings and other erections thereon; (Two) the whole parts, privileges, rights and pertinents thereof or otherwise offering thereto including without prejudice to the foregoing generality the servitude and other rights granted in favor of the said subjects or any part thereof in (a) Deed of Servitude granted by Joseph Robinson in favor of Glaxo Properties Limited dated Seventh and recorded in the said Division of the General Register of Sasines on Twenty eighth both days of March Nineteen hundred and Seventy eight; (b) Deed of Servitude granted by Neil Graham in favor of Glaxo Properties Limited dated Thirty first March and recorded in the said Division of the General Register of Sasines on Seventh April both months in Nineteen hundred and Seventy eight; (c) the said Deed of Servitude (containing Disposition and Assignation) granted by the Rt. Hon. John Frederick, Baron Gretton, David Stewart Bowser and John Gerard Freeman, as Trustees therein mentioned, in favor of Glaxo Properties Limited; (d) Grant of Servitude granted by the Secretary of State for Defence in favor of Glaxochem

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


Limited dated Eighteenth September Nineteen hundred and Eighty four and recorded in the said Division of the General Register of Sasines on Thirtieth January Nineteen hundred and Eighty five; and (e) Minute of Agreement and Deed of Excambion between Royal Ordnance plc, the Trustees of Edward William Brook and Glaxochem Limited dated Twenty fifth and Thirtieth August and Twenty eighth October both months in Nineteen hundred and Ninety three and Twenty first March Nineteen hundred and Ninety four and recorded in the said Division of the General Register of Sasines for publication and also as in the Books of the Lords of Council and Session for preservation on Third June Nineteen hundred and Ninety four; (In the Third Place) ALL and WHOLE (FIRST) that rectangular piece of ground lying on the right bank of the River Annan and on the north-east side of Milnby Quarry together with the access road leading thereto comprising part of area number 0900 in the County of Dumfries on the 1:2500 inch Ordnance Survey map NY1867 and being the subjects shown delineated black and coloured pink on the plan annexed and executed as relative to the said Minute of Agreement and Deed of Excambion among Royal Ordnance plc, the Trustees of Edward William Brook and Glaxochem Limited dated Twenty fifth and Thirtieth August and Twenty eighth October both months in Nineteen hundred and Twenty three and Twenty first March nineteen hundred and ninety four and recorded in the said Division of the General Register of Sasines on Third June Nineteen hundred and Ninety four and (SECOND) that oblong area of ground comprising compartment 4404 in the said County situated on the north-eastern corner of area number 0002 on the 1:2500 inch Ordnance Survey map NY1867 and being the subjects shown delineated black and coloured pink on the said plan annexed and signed as relative to the said Minute of Agreement and Deed of Excambion dated and recorded as aforesaid TOGETHER WITH (One) the whole buildings and erections on the said subjects including, without prejudice to the foregoing generality, the pump house erected on the subjects (FIRST) described and the pumping station erected on the subjects (SECOND) described; (Two) the whole parts, privileges, rights and pertinents offering to the subjects including, without prejudice to the foregoing generality, the heritable and irredeemable servitude and other rights specified in the

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


Disposition by Newbie Estates in favor of the Minister of Supply in trust as therein mentioned dated Fifth May Nineteen hundred and Forty three and recorded in the said Division of the General Register of Sasines on Twenty sixth December Nineteen hundred and Forty four; (Three) entry to the subjects by existing roads and ways used for that purpose.

Declaring that the various servitude rights constituted in favor of the subjects above described (In the First Place) by the said five deeds, and any other servitudes in favor of such subjects which may be constituted by possession, shall in this agreement and the Schedules thereto be referred to as "the Servitudes", and the whole heritable subjects above described, under exception of the Servitudes, shall in the this agreement and the Schedules thereto be referred to as "the Subjects", declaring that the Subjects shall be deemed to comprise the whole of the Property under exception only of the Servitudes.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                   SCHEDULE 3

                  Terms and Conditions of Sale of the Property

1.     EXHIBITION OF TITLE/DELIVERY OF DEEDS

       1.1 The Vendor warrants that no application has been made for registration of title to any part of the Property in the Land Register.

       1.2 On the Completion Date the Vendor shall deliver to the Purchaser a subscribed Disposition in favor of the Purchaser or its nominees, which shall if the Purchaser requires have attached to it a taxative plan of the Property acceptable to the Purchaser and complying with the specific plan requirements of the Keeper as published from time to time and a subscribed Deed of Servitude in favor of the Purchaser or its nominees in respect of the Water Supply in terms of the draft annexed hereto (Annex 3) and shall exhibit or deliver a valid and marketable title to the Property (including without prejudice to the generality both the Subjects and the Servitudes) together with:

              1.2.1 clear Searches in the Register of Sasines for 40 years (or if longer from the date of the prescriptive writ) and in the Register of Inhibitions and Adjudications for the prescriptive period; and

              1.2.2 a Form P16 Report confirming that the Keeper can identify the Property on the relevant Ordnance Survey Sheet, a Form 10 Report brought down to a date as near as practicable to the Completion Date disclosing no entries adverse to the Vendor's interest, and such documents or evidence, including a plan or plans, as the Keeper may require to enable the Keeper to issue a Land Certificate or Land Certificates in name of the

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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     Purchaser or its nominees (as the case may be) as the registered proprietor of the Property (including without prejudice to the generality the Servitudes) and containing no exclusion of indemnity in terms of Section 12(2) of the 1979 Act.

       1.3 There will also be delivered by the Vendor to the Purchaser on the Completion Date:

              1.3.1 Searches/Reports in the Register of Charges/Mortgage Register and Company File against any company (including the Vendor) having an interest in the Property within the period of 10 years prior to the Completion Date; such Searches/Reports, continued to a date 22 days after the date such company divested itself of its interest in the Property, shall be clear of entries prejudicial to the ability of the Vendor to grant a valid unencumbered title to the Property in name of the Purchaser or its nominees;

              1.3.2 in relation to the document in terms of which any company referred to in paragraph 1.3.1 divested itself of its interest in the Property, evidence that at the time of signature any person bearing to sign that document as a Director or Secretary of such company was such a Director or Secretary, and that any person signing that document on behalf of such company bearing to have been authorized to do so was authorized to do so;

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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              1.3.3 in the case of any body corporate (including the granter of said Disposition) having an interest in the Property within the period of 10 years prior to the Completion Date, evidence that, at the time of signature of any document in terms of which such body corporate divested itself of its interest in the Property, all persons signing that document on behalf of such body corporate were authorized to do so whether in their capacity as office holders of such body corporate or otherwise, except where authority so to sign is presumed under the Requirements of Writing (Scotland) Act 1995;

              1.3.4 a subscribed Assignation of the Water Extraction Consents in the form annexed hereto (Annex 2) completed as appropriate;

              1.3.5 Dundas & Wilson's Letter of Obligation in the form annexed hereto (Annex 4) completed as appropriate and duly subscribed;

              1.3.6 any other items required to be delivered on the Completion Date in terms of any other provision of this Schedule 3.

2.     VENDOR'S POST-SETTLEMENT OBLIGATIONS REGARDING TITLE

       2.1 The Vendor shall procure that the Land Certificate(s) to be issued to the Purchaser or its nominees (as the case may be) in respect of the whole of the Property will disclose no entry, deed or diligence prejudicial to the Purchaser's or its nominees' interest other than such as are created by or against the Purchaser or its nominees or have been disclosed to and accepted by the Purchaser in terms of this agreement.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       2.2 The Vendor shall exhibit or deliver to the Purchaser within twenty days of written demand such documentation, evidence and others (including plans) as may be requisitioned by the Keeper in connection with the registration of the interest of the Purchaser or its nominees (as the case may be) in respect of the whole or any part of the Property in the Land Register.

3.     THE GRAZING LEASE

       It shall be an essential condition of this agreement that within 21 days of the execution thereof the Vendor shall deliver to the Purchaser a subscribed statement and undertaking issued by Messrs J.M. & J. Goldie, Newbie Mains, Annan as tenant under the Grazing Lease, and each of the individual Partners thereof, confirming that their sole entitlement to occupy the subjects of the Grazing Lease is in terms of the Grazing Lease, and without prejudice to the generality no agricultural tenancy has been created in respect of the subjects of the Grazing Lease, either by the Grazing Lease or otherwise, and undertaking to remove from the subjects of the Grazing Lease on or before 30 November 1997.

4.     APPORTIONMENTS ETC

       The sums due to the Vendor under the Grazing Lease and the Hoddam Agreement shall be apportioned between the Vendor and the Purchaser as at the Completion Date, and the apportionment in respect of the Hoddam Agreement shall be calculated on the basis of a meter reading taken at close of business on the day preceding the Completion Date. The Vendor shall indemnify the Purchaser fully against any and all liability which the Purchaser may incur in relation to any breach of the terms of the Grazing Lease or the Hoddam Agreement by the Vendor prior to the Completion Date.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


5.     ASSIGNATION OF RIGHTS

       On or prior to the Completion Date the Vendor shall deliver to the Purchaser a subscribed assignation in favor of the Purchaser or its nominees assigning to the Purchaser all rights which the Vendor shall have in respect of the design, construction, manufacture, assembly or installation of any buildings, structures, civil engineering or other similar works, plant and equipment, machinery and fixtures and fittings on or in the Property, along with certified true copies of all documentation (or alternatively a warranted statement confirming the whole terms and conditions of the contract) on the basis of which any such buildings or others were constructed or otherwise as aforesaid, together with evidence that any requisite consent to such assignation has been granted, and that in the form annexed hereto (Annex 5) (completed as appropriate).

6.     THE ACCESS AGREEMENT

       Following Completion the Vendor shall notify the relevant authority of the disposal of its interest in the Property as required by Clause FIRST of the Access Agreement.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                   SCHEDULE 4

                                    Pensions


                            Part 1: Disclosed Schemes

                        The Glaxo Wellcome Pension Scheme
             The Glaxo Wellcome Contracted Out Money Purchase Scheme

                           Part 2: Transfer Provisions

1      Definitions

       1.1 In this Part of this Schedule the following expressions shall have the following meanings:

              "Actuary"                          a Fellow of the Institute of
                                                 Actuaries or a Fellow of the
                                                 Faculty of Actuaries in
                                                 Scotland or a firm employing
                                                 such persons;

              "Actuary's Letter"                 the letter from the Vendor's
                                                 Actuary to the Purchaser's
                                                 Actuary dated 10 September 1997
                                                 a copy of which is annexed to
                                                 this Schedule;

              "Adjusted Transfer          (a)    in relation to transfers
                 Requirement"                    Requirement" from the Vendor's
                                                 Scheme in respect of FS
                                                 Benefits, the Pension
                                                 Liabilities multiplied by the
                                                 Timing Adjustment in respect of
                                                 the period from and including
                                                 the Completion Date to but


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separately with the Commission.


                                                 excluding the Due Date; and

                                          (b)    in relation to transfers from
                                                 the Vendor's Scheme in respect
                                                 of MP Benefits an amount
                                                 representing at the Due Date
                                                 the aggregate of the member's
                                                 accounts to which the
                                                 Consenting Members acquire a
                                                 right on ceasing to be in
                                                 pensionable service under the
                                                 Vendor's Scheme at the
                                                 Completion Date;

              "Consenting Members"               means those Transferring
                                                 Members who have submitted
                                                 Transfer Forms to the Vendor's
                                                 Scheme not later than 13 weeks
                                                 after the later of

                                          (a)    being advised by the trustees
                                                 of the Purchasers Scheme of the
                                                 benefits to be provided for
                                                 them in respect of any transfer
                                                 made in respect of them
                                                 pursuant to this Schedule; and

                                          (b)    the Completion Date

                                                 and who do not withdraw such
                                                 consent prior to payment of the
                                                 Transfer Amount;

              "Approval"                         approval by the Board of Inland
                                                 Revenue as an


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                                 exempt approved scheme for the
                                                 purposes of Chapter I of Part
                                                 XIV of the Taxes Act;

              "Due Date"                         the first working day one week
                                                 after the satisfaction of the
                                                 last to be satisfied of the
                                                 Transfer Conditions;

              "FS Benefits"                      means the benefits to which a
                                                 Consenting Member is entitled
                                                 or prospectively and
                                                 contingently entitled and which
                                                 are determined on a final
                                                 salary basis under the Vendor's
                                                 Scheme;

              "Independent Actuary"              an Actuary who is nominated by
                                                 the Vendor and the Purchaser
                                                 jointly or, if they cannot
                                                 agree, by the President of the
                                                 Institute of Actuaries on
                                                 application by either the
                                                 Vendor or the Purchaser;

              "MP Benefits"                      means the Benefits
                                                 (disregarding any additional
                                                 voluntary contributions and
                                                 benefits derived from them) to
                                                 which a Consenting Member is
                                                 entitled or prospectively and
                                                 contingently entitled and which
                                                 are determined on a money
                                                 purchase basis under the
                                                 Vendor's Scheme;


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              "Pensionable Salary"               such remuneration of the
                                                 Relevant Employees as in each
                                                 case is pensionable in
                                                 accordance with the governing
                                                 documentation of the Vendor's
                                                 Scheme;

              "Pension Liabilities"              as defined in the Actuary's
                                                 Letter;

              "Pensionable Service"              such service of the Relevant
                                                 Employees as in each case is
                                                 used for the purpose of
                                                 calculating pension benefits
                                                 under the Vendor's Scheme;

              "Purchaser's Actuary"              the Actuary appointed by the
                                                 Purchaser from time to time for
                                                 the purposes of this Schedule;

              "Purchaser's Scheme"               the ChiRex Pension Scheme
                                                 established by an interim trust
                                                 deed dated 5 February 1996 (or
                                                 where the context so requires,
                                                 the trustees for the time being
                                                 of that scheme);

              "Relevant Employees"               those Employees who at
                                                 Completion are active members
                                                 of the Vendor's Scheme;

              "Timing Adjustment"                as defined in the Actuary's
                                                 Letter;

              "Transfer Amount"                  the amount (if any) which the
                                                 Vendor's Scheme pays to the
                                                 Purchaser's Scheme


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                                 in respect of the Consenting
                                                 Members;

              "Transfer Conditions"              all of the following:

                                          (1)    the Board of Inland Revenue has
                                                 given its written approval to
                                                 the transfer of assets from the
                                                 Vendor's Scheme to the
                                                 Purchaser's Scheme in respect
                                                 of the Transferring Members and
                                                 that approval still subsists;

                                          (2)    the Vendor's Scheme has
                                                 received the Transfer Forms
                                                 from Consenting Members; and

                                          (3)    the amount of the Pension
                                                 Liabilities has become final
                                                 and binding whether by
                                                 agreement under paragraph 4 or
                                                 following determination of any
                                                 dispute under paragraph 7;

              "Transfer Form"                    means the document (prepared in
                                                 such form as the Vendor and the
                                                 Purchaser shall agree: such
                                                 agreement not to be
                                                 unreasonably withheld or
                                                 delayed) which shall include a
                                                 discharge in favor of the
                                                 Vendor's Scheme which each
                                                 Consenting Member signs
                                                 confirming his request


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                                 for or consent to a payment or
                                                 transfer being made from the
                                                 Vendor's Scheme to the
                                                 Purchaser's Scheme for and in
                                                 respect of him and under which
                                                 he exercises his right in
                                                 relation to his cash equivalent
                                                 in accordance with the
                                                 provisions of Part IV of
                                                 Chapter IV of the 1993 Act so
                                                 as to acquire transfer credits
                                                 or other rights under the
                                                 Purchaser's Scheme;

              "Transferring Members"             those Relevant Employees who
                                                 become members of the
                                                 Purchaser's Scheme with effect
                                                 from Completion Date pursuant
                                                 to the offer of membership
                                                 referred to in paragraph 2
                                                 below and whose names shall be
                                                 provided to the Vendor by the
                                                 Purchaser within 28 days of the
                                                 Completion Date;

              "Vendor's Actuary"                 the Actuary appointed by the
                                                 Vendor from time to time for
                                                 the purposes of this Schedule;

              "Vendor's Scheme"                  the Glaxo Wellcome Pension
                                                 Scheme (or, where the context
                                                 so requires, the trustees of
                                                 that scheme);

              "1993 Act"                         the Pension Schemes Act 1993;


                                       63
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              "1995 Act"                         the Pensions Act 1995


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separately with the Commission.


2      The Purchaser's Scheme

       The Purchaser undertakes to the Vendor that:-

       2.1 the Purchaser shall procure that not later than 14 days after Completion Date all Relevant Employees who have not reached their retirement date or otherwise ceased to be active members under the Vendor's Scheme shall be invited in writing to become members of the Purchaser's Scheme with effect from the Completion Date. The invitations must be consistent with this Schedule and in this respect they shall be subject to the prior approval of the Vendor (which shall not be unreasonably withheld or delayed). For the avoidance of doubt any Relevant Employee who dies between the Completion Date and the date on which the Relevant Employee either becomes a member of the Purchaser's Scheme or is deemed under the terms of the invitation to have rejected the invitation shall be provided with lump sum death in service benefits and survivor's benefits as if he or she had been a member of the Purchaser's Scheme with effect from the Completion Date;

       2.2 the Purchaser's Scheme shall at the Completion Date either have received Approval or be capable of receiving Approval and be a scheme to which the Vendor's Scheme can make a transfer payment without prejudicing the Approval of the Vendor's Scheme;

       2.3 the Purchaser undertakes that in respect of the Transferring Members and their service with the Purchaser from the Completion Date benefits will be provided (subject to the terms of the Purchaser's Scheme relating to amendment and discontinuance) on the same basis as they are provided for other employees of the Purchaser under that scheme.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


3      Calculation of the Transfer Requirement

       3.1 Within a period of 2 months following the Completion Date the Vendor shall procure that the Vendor's Actuary receives all material information under the Vendor's control which is necessary to calculate the Pension Liabilities and the Purchaser shall procure that the Vendor's Actuary receives all material information under the Purchaser's control required to calculate the Pension Liabilities;

       3.2 Within a period of 2 months following the receipt by the Vendor's Actuary of the complete, true and accurate information required to calculate the Pension Liabilities, the Vendor shall procure that the Vendor's Actuary calculates the Pension Liabilities and submits his results in writing to the Purchaser's Actuary for verification by the Purchaser's Actuary together with such information as the Purchaser's Actuary may reasonably require for the purpose of verifying the Vendor's Actuary's calculations;

       3.3 At the date which is 2 months after the date of receipt by the Purchaser's Actuary of details of the calculations described in
              3.2 above the Purchaser's Actuary shall be deemed to have agreed to those calculations and to the amount of the Pension Liabilities so calculated unless he shall within that time have notified the Vendor's Actuary in writing to the contrary;

       3.4 If the Vendor's Actuary and the Purchaser's Actuary cannot agree the amount of the Pensions Liabilities within a period of 3 months after the date of receipt by the Purchaser's Actuary of details of the calculations described in 3.3 above (or such earlier or later date as the Vendor and the Purchaser may agree), then either the Vendor or the Purchaser may require by notice in writing to the other the amount of the Pension Liabilities


                                       66
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              to be determined by an Independent Actuary in accordance with paragraph 7 below.

4      Payment of the Transfer Requirement and Provision of Benefits

       4.1 The Vendor shall use its reasonable endeavours to procure that the Vendor's Scheme shall pay the Adjusted Transfer Requirement to the Purchaser's Scheme on or before the Due Date.

       4.2 The Adjusted Transfer Requirement shall be satisfied by the transfer of such assets (which may include cash in whole or part) as shall be agreed by the Vendor's Scheme and the Purchaser's Scheme and in default of agreement shall be in cash.

       4.3 Subject to receipt of the Adjusted Transfer Requirement on the Due Date by the Purchaser's Scheme and/or of any payment which falls due under paragraph 5 below, the Purchaser will procure that benefits are provided for and in respect of the Consenting Members under the Purchaser's Scheme in respect of their service prior to the Completion Date:

              4.3.1 in relation to the FS Benefits of each Consenting Member, which are of equivalent value overall, in the reasonable opinion of Purchaser's Actuary and on an actuarial basis consistent with that set out in the Actuary's Letter, to those which would have been provided for and in respect of them under the Vendor's Scheme (as in force at the Completion Date) on retirement, death or withdrawal if the Consenting Member had continued in Pensionable Service under the Vendor's Scheme calculated by reference to Pensionable Salary at retirement, death


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     or withdrawal but related only to service prior to the Completion Date; and

              4.3.2 in relation to the MP Benefits of each Consenting Member, which are of equivalent value, in the reasonable opinion of Purchaser's Actuary, and on an actuarial basis consistent with that set out in the Actuary's Letter, to the amount transferred in respect of each of them (which Vendor's Actuary shall identify to Purchaser's Actuary) pursuant to para (b) of the definition of Adjusted Transfer Requirement.

       4.4 The Purchaser's Actuary shall certify to the Vendor's Actuary that the benefits to be provided by the Purchaser's Scheme comply with paragraph 4.3 above.

5      Adjustments to the Transfer Requirement

       5.1 If at the Due Date the Transfer Amount is less than the Adjusted Transfer Requirement the Vendor shall (subject to paragraph 5.2 below) pay, as an adjustment to the consideration, to the Purchaser the amount equal to the difference between the Transfer Amount and the Adjusted Transfer Requirement less the percentage rate of Corporation Tax applying generally on the Due Date multiplied by the Timing Adjustment in respect of the period from the Due Date to the actual date of payment (such amount being known as "the Shortfall") within a period of 5 working days after the Due Date.

       5.2    No payment shall be due from the Vendor pursuant to paragraph 5.1:

              5.2.1 if the reason for the Transfer Amount (or part of it) not having been


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     transferred to the Purchaser's Scheme at the Due Date is the failure of the Purchaser's Scheme, for whatever reason, to accept the whole, or any part of the Transfer Amount, or if the reason is any other reason outside the control of the Vendor's Scheme but, if no payment is due from the Vendor because of any such other reason outside the control of the Vendor's Scheme, payment will become due (in accordance with paragraph 5.1) if, and when, such reason ceases to exist;

              5.2.2 unless the Purchaser undertakes in writing to the Vendor to pay any amount received pursuant to 5.1 above forthwith to the Purchaser's Scheme.

6      Additional Voluntary Contributions

       6.1 Any additional voluntary contributions paid by Consenting Members to Vendor's Scheme and all benefits derived therefrom on a money purchase basis shall be disregarded for the purposes of this part of this Schedule other than this paragraph 6. The Vendor shall use its reasonable endeavours to procure that on the Due Date the Vendor's Scheme transfers or procures the transfer to the Purchaser's Scheme of the amount of any such additional voluntary contributions paid by the Consenting Members to the Vendor's Scheme together with accumulated interest or bonuses thereon in such form (which may include cash in whole or part) as shall be agreed by the Vendor's Scheme and the Purchaser's Scheme and in default of agreement shall be in cash;

       6.2 The Purchaser shall procure that the Purchaser's Scheme applies the amount of such transfer as is described in 6.1 above in the provision of additional benefits on a money purchase basis under the Purchaser's Scheme for and in respect of


                                       69
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              each relevant individual Consenting Member who has paid such additional voluntary contributions.

7      Independent Actuary

       Any dispute between Vendor and Purchaser or between Vendor's Actuary and Purchaser's Actuary about any matters referred to in this Schedule shall, in the absence of agreement, be referred to an Independent Actuary. The Independent Actuary will act as an expert and not as an arbitrator. His decision will (except in the case of manifest error) be final and binding. His expenses will be borne equally by Vendor and Purchaser or as he may otherwise direct.

8      Indemnity

       The Purchaser shall indemnify and keep indemnified the Vendor on an after-tax basis against all actions, proceedings, reasonable costs, claims, damages and reasonable expenses arising from, or in connection with, any claim brought against the Vendor by, or on behalf of, a Transferring Member on grounds that the benefits provided under the Purchaser's Scheme in respect of service after the Completion Date are inferior to those provided under the Vendor's Scheme immediately prior to the Completion Date.

                               Part 3: Warranties

1 Except under the Disclosed Schemes no agreement, arrangement, custom or practice (whether ex-gratia or otherwise) exists whereby the Vendor is under any obligation to provide or pay towards the provision of any relevant benefits (as defined in Section 612(1) Taxes Act with the omission of the exception to that definition) for any Employee or for any dependent of any Employee.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


2 In relation to each Disclosed Scheme full details of the Disclosed Scheme have been given to the Purchaser including:-

       2.1 true and complete copies of the trust deeds rules and other documents containing the provisions currently governing the Disclosed Scheme;

       2.2 copies of the booklet issued to employees who are or may become members of the Disclosed Scheme and of all announcements or other employee literature issued to such employees which detail changes to the provisions of the Disclosed Scheme which are not incorporated in the Disclosed Scheme's formal governing documents;

       2.3 in relation to a Disclosed Scheme under which some or all of the benefits are payable on a final salary basis a copy of the last actuarial valuation;

       2.4 a copy of the audited accounts of the Disclosed Scheme for the last scheme year;

       2.5 a list of the Disclosed Scheme's active members setting out all information required to determine their respective entitlement to benefits under the Disclosed Scheme;

       2.6 full details of any exercise of any power or discretion under the Disclosed Scheme in relation to the Relevant Employees (as defined in Part 2 above) to augment benefits or to provide new or additional benefits which would not otherwise be provided or to admit to membership any person who would not otherwise be eligible for membership;

3 In relation to each Disclosed Scheme under which the amount of the benefits payable to or in respect of a member (other than any insured lump sum death in service benefits) is based solely on the amount of the accumulated contributions made to the Disclosed Scheme


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       by or in respect of the member together with investment return thereon:-

       3.1 as far as the Vendor is aware no written undertaking or assurance has been made or given to any member of the Disclosed Scheme that any particular level or amount of benefit (other than insured lump sum death in service benefit) will be provided for or in respect of them under the Disclosed Scheme; and

       3.2 no contributions due to the Disclosed Scheme have fallen due but are unpaid.

4 Neither the Vendor nor any other employer participating in a Disclosed Scheme has any liability to make any payment to the Disclosed Scheme pursuant to section 75 Pensions Act 1995 (or otherwise) or any undischarged liability pursuant to Regulation 3 the Occupational Pension Schemes (Deficiency on Winding Up etc) Regulations 1996.

5 Every employee who has been admitted to membership or offered membership of a Disclosed Scheme after 31st May 1989 has been admitted to or offered admission on terms which comply with the requirements of Part 2 of
       Schedule 6 to the Finance Act 1989 and the substance of such terms have been communicated to each such employee in writing.

6 In respect of the Employees the records of each Disclosed Scheme have been properly and accurately maintained, there has been no such breach of the trusts of any Disclosed Scheme and there are not in respect of any Disclosed Scheme any actions suits or claims (other than routine claims for benefits) outstanding pending or threatened against the trustees or administrator of the Disclosed Scheme or against the Vendor or any other employer participating in the Disclosed Scheme and after making reasonable enquiries the Vendor is not aware of any circumstances which might give rise to any such claims.


                                       72
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


7 Each Disclosed Scheme is approved or capable of approval as an exempt approved scheme (within the meaning of Chapter I of Part XIV Taxes Act) and there is in force in respect of the employments to which the Glaxo Wellcome Contracted Out Money Purchase Scheme relates an appropriate contracting-out certificate under the Pension Schemes Act 1993.

8 In respect of the Employees each Disclosed Scheme has been administered in accordance with all applicable laws being all relevant statutes and subordinated legislation of the Parliament of the United Kingdom and all relevant provisions of the law of the European Communities.

9 Other than as revealed in the documents disclosed to the Purchaser pursuant to paragraph 2 no undertaking or assurance has been given to any of the Employees as to the continuance or introduction of or increase or improvement to any benefits under any Disclosed Scheme which the Purchaser will be legally required to implement.


                                       73
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                                   SCHEDULE 5

                                   Warranties

1      INFORMATION SUPPLIED

       All information contained in this agreement (other than in relation to the Purchaser), all matters contained in the Disclosure Letter, all other information relating to the Business given by the Vendor or its accountants or solicitors to the Purchaser or its accountants or the Purchaser's Solicitors or the Purchaser's Property Solicitors and the replies to the Purchaser's due diligence enquiries are true, accurate and complete in every respect and there is no fact or matter relating to the Business which is known to the Vendor which has not been disclosed in the Disclosure Letter which renders any such matters or information untrue, incomplete or misleading or the disclosure of which is material to be known by a purchaser of the Business and the Assets.

2      CAPACITY

       The Vendor has full power and authority to enter into and perform this agreement which constitutes a binding and enforceable obligation on the Vendor in accordance with its terms.

3      ACCOUNTS

       3.1 The Accounts have been carved out from the historical books and records of GWO as if the site was a stand alone entity and were prepared in accordance with the historical cost convention and present fairly in all material respects the assets and liabilities of the Business as at the Accounts Date and its profits for the accounting reference period ended on the Accounts Date and agree with the Records of the Business. The Financial Statements do not represent UK statutory financial statements as the site is part of Glaxo Operations UK Limited.


                                       74
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       3.2 Without limiting the generality of paragraph ? above the Accounts disclose all the Assets and either make full provision or reserve for or, as appropriate, disclose all liabilities whether actual, contingent, unquantified or disputed and all capital commitments whether actual or contingent of the Vendor and/or GWO in relation to the Business as at the Accounts Date.

       3.3 Any Slow-Moving Stock included in the Accounts has been written down appropriately and any Defective, redundant or Obsolete, Stock or Stock outside of its Shelf-Life has been wholly written off and the value attributed to the remaining Stock and Work in Progress does not exceed the lower of cost or net realisable value at the Accounts Date.

       3.4 The audited balance sheets and profit and loss accounts of GWO in relation to the Business for each of the accounting reference periods ended on the Accounts Date complied with the requirements of all relevant laws then in force and with all SSAP's and FRS's and generally accepted accounting principles of the United Kingdom then in force.

       3.5 The rate of depreciation adopted in the audited balance sheets of GWO in relation to the Business for each accounting reference periods ended on the Accounts Date was sufficient for each of the Fixed Assets of the Vendor in relation to the Business to be written down to nil by the end of its useful life.

       3.6 Except as stated in the audited balance sheets and profit and loss accounts of GWO in relation to the Business for each of the accounting reference periods ended on the Accounts Date no changes in the policies of accounting have been made therein for any of those periods and the method of valuing Stock and Work in Progress and the basis of depreciation and amortization adopted has been consistent during each of those periods.


                                       75
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       3.7 The profits shown by the audited profit and loss accounts of GWO in relation to the Business for each of the accounting reference periods ended on the Accounts Date have not (except as therein disclosed) been affected by any extraordinary or exceptional item or by any other factor rendering such profits for all or any of such periods unusually high or low.

       3.8 The Management Accounts have been prepared in accordance with generally accepted accounting policies and accurately state the assets and liabilities and turnover and profit before taxation of the Business for the period from 31 December 1996 to the last date to which management accounts are available prior to Completion.

4      POSITION SINCE  31 DECEMBER 1996

       4.1    Since 31 December 1996:-

              4.1.1 the Business has been carried on in the ordinary and usual course as regards the nature, extent and manner of carrying it on; and

              4.1.2 there has been no deterioration either in the financial or trading position or in the prospects of the Business; and

              4.1.3 there has been no deterioration by reference to the International Active suppliers Production Plan Model in the expected demand for Product to be produced by the Business over the period of 5 years after the Completion Date.

       4.2 Without prejudice to the generality of paragraph 4.1 since 31 December 1996:-

              4.2.1 neither the Vendor nor GWO has in relation to the Business acquired or disposed of or agreed to acquire or


                                       76
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     dispose of any business or any material asset or assumed or acquired any material liability (including a contingent liability) otherwise than in the ordinary course of business;

              4.2.2 GWO has paid the creditors of the Business in accordance with their respective credit terms and there are no amounts owing by the Vendor/GWO which have been due for more than 6 weeks beyond their normal credit terms;

              4.2.3 no debtor relating to the Business has been released by the Vendor on terms that he pays less than the book value of his debt and no debt owing to the Vendor/GWO in relation to the Business has been deferred, subordinated or written off or has proved to any extent irrecoverable and all book debts at the date hereof are good and will be recoverable in full on their respective due dates in the ordinary course;

              4.2.4 neither the turnover nor the expenses (direct or indirect) nor the trading position nor the margin of profitability of the Business shows any material deterioration by comparison with the turnover, expenses, trading position and margin of profitability of the Business for the corresponding period from 31 December 1995 to 31 December 1996;

              4.2.5 no contract or commitment (whether in respect of capital expenditure or otherwise) has been entered into by the Vendor or GWO in relation to the Business which is of an unusual or long term nature or which was entered into


                                       77
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     otherwise than in the ordinary course of the Business;

              4.2.6 save in relation to the design and development work which the Purchaser has agreed is necessary at the Property to facilitate the production of ****, neither the Vendor nor GWO has incurred nor agreed to incur any capital expenditure in relation to the Business;

              4.2.7 neither the Vendor nor GWO has reduced or increased the levels of stocks or raw materials and spares and replacement parts in relation to the Business to a material extent and such stocks are adequate for the current needs of the Business.

5      TAXATION

       5.1 Neither the Vendor nor GWO is involved in any dispute with the Inland Revenue HM Customs & Excise or other fiscal authority concerning any matter which could affect the Business or any of the Assets in any way.

       5.2 There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to any of the Assets and the Assets are not subject to an Inland Revenue charge as mentioned in Section 237 Inheritance Tax Act 1984.

       5.3 No person has a power of sale or mortgage or the right to charge on any of the Assets in the circumstances mentioned in Section 212 Inheritance Tax Act 1984.

       5.4 No security has been given over any of the Assets in favour of the Commissioners for Customs and Excise under the provisions of paragraph 4 of Schedule 11 Value Added Tax Act 1994.


                                       78
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       5.5 No election has been made and no election will be made on or before Completion under paragraph 2 of Schedule 10 Value Added Tax Act 1994 in relation to any of the Property.

       5.6 Neither the Vendor nor GWO has received notice of an election under paragraph 2 Schedule 10 Value Added Tax Act 1994 from the holder of any interest immediately superior to that held by the Vendor in respect of any of the Property.

       5.7 None of the Assets is a capital item the input tax on which may be subject to adjustment under Part VA Value Added Tax (General) Regulations 1985.

       5.8 All documents in the possession or under the control of the Vendor/GWO or to the production of which the Vendor/GWO is entitled which are necessary to establish the title of the Vendor to any Asset and which attract stamp duty in the United Kingdom or elsewhere have been properly stamped and no documents are outside the United Kingdom which would attract duty if they were brought into the United Kingdom.

6      BUSINESS NAME

       The Vendor/GWO does not use any name for any purpose in connection with the Business other than its full corporate name.

7      LICENCES AND CONSENTS

       The Vendor and/or GWO has obtained all licences, permissions, authorisations and consents required for the proper carrying on of the Business (details of which are set out in the Disclosure Letter). All such licences, permissions, authorisations and consents are in full force and effect and neither the Vendor nor GWO is in breach of any of the terms and conditions attached thereto and there are no circumstances known to the Vendor which indicate that any of such licences,


                                       79
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       permissions authorisations or consents may be revoked or not renewed in whole or in part in the ordinary course of events nor are there any circumstances known to the Vendor and/or GWO which indicate that equivalent licences, permissions, authorisations, or consents on no less favourable terms would not be granted to the Purchaser following its acquisition of the Business.

8      THE PROPERTY AND ENVIRONMENTAL MATTERS

              Title

       8.1 The Property comprises all the land and premises and heritable property and rights owned, occupied or otherwise used by the Vendor/GWO in connection with the Business.

       8.2 GWO is the heritable proprietor of the Property and (save to the extent (if any) fully disclosed in the Disclosure Letter) no other party has any right, title or interest in or to the Property, and all plant and equipment and fixtures and fittings on, at, or in the Property are the absolute property of GWO, free from any lien or encumbrance.

       8.3 GWO has a good and marketable title to the Property free from all questions or doubts and (in particular) where GWO or its predecessors in title has prior to the date hereof sold off land adjoining or near to the Property there were excepted and reserved to the Vendor all necessary and appropriate servitudes and other rights for the benefit of the Property.

       8.4 Any information contained in the Disclosure Letter as to the terms of any leases or licences which have been granted over any part of the Property is true and accurate in all material respects.

       8.5 GWO's title has been recorded in the General Register of Sasines, but no application has been


                                       80
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              made in respect of the Property in the Land Register.

       8.6 The Deeds and Documents comprise all deeds or documents or written agreements which constitute, vary or otherwise affect GWO's title to the Property.

              Encumbrances

       8.7 The Property is free from any standard security, floating charge or other lien or charge or incumbrance securing the repayment of monies or other obligation or liability, whether of the Vendor/GWO or any other party.

       8.8 The Property is not subject to any liability for the payment of any outgoings other than non-domestic rates, water and sewerage rates, and insurance premiums.

       8.9 Save as may be disclosed in the Deeds and Documents the Property is not subject to any leases, burdens, restrictions, stipulations, servitudes, licences, grants, exceptions or reservations, overriding interests or other such rights the benefit of which is vested in third parties nor any agreement to create the same.

       8.10 Where any such matters as are referred to in Paragraphs 8.7, 8.8 and 8.9 have been disclosed in the Disclosure Letter the obligations and liabilities imposed and arising under them have been fully observed and performed in all material respects and all payments in respect of them due and payable have been duly paid.

       8.11 The Property is not subject to any agreement or right to acquire the same nor any option right of pre-emption or right of first refusal and there are no outstanding actions, claims, disputes or demands between the Vendor and/or GWO and any


                                       81
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              other party affecting or in respect of the Property.

       8.12 Save as disclosed in the Disclosure Letter there is no person who is in occupation or who has or claims any rights or servitudes of any kind in respect of the Property adverse to the interest, right or title of the Vendor or GWO therein.

              Planning Matters

       8.13 For the purposes of sub-paragraphs 8.13 to 8.24 (inclusive) of this paragraph 8:-

              "the Planning Acts" means

              The Town and Country Planning (Scotland) Act 1997
              The Planning (Listed Buildings and Conservation Areas) (Scotland) Act 1997
              The Planning (Hazardous Substances) (Scotland) Act 1997
              The Planning (Consequences Provisions) (Scotland) Act 1997
              The Planning and Compensation Act 1991

              as the same are from time to time varied or amended and any other statute or subordinate legislation relating to planning matters.

       8.14 Each and every use of the Property is the permitted or lawful use for the purposes of the Planning Acts and no such use is subject to planning conditions of an onerous or unusual nature (including any of a personal or temporary nature).

       8.15 Planning permission has been granted or is deemed to have been granted for the purposes of the Planning Acts in respect of the development of the Property and any subsequent alteration, extension or other improvement of the same and no planning permission is of a personal or temporary nature or


                                       82
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              has been revoked, modified or suspended or is the subject of a Court of Session challenge and no application for planning permission is either awaiting decision or the subject of any appeal.

       8.16 Building warrants and certificates of completion and approvals have been obtained in respect of the development of the Property and any subsequent alteration extension or other improvement of the same.

       8.17 Compliance is being made and has at all times been made in all respects with all planning permissions and building warrants for the time being in force in relation to the Property and with all orders directions and regulations made under the Planning Acts and the Building (Scotland) Acts.

       8.18 Save as referred to in the Disclosure Letter no agreements or undertakings relating to the Property have been entered into under the provisions of:-

              8.18.1 Sections 3A, 8, 16 or 37 of the Sewerage (Scotland) Act
                     1968;

              8.18.2 Sections 14 and 48 of the Roads (Scotland) Act 1968;

              8.18.3 Section 50 of the Town and Country Planning (Scotland) Act
                     1972 or Section 75 of the Town and Country Planning (Scotland) Act 1997;

              or any similar legislation or earlier legislation of the same nature ("Statutory Agreements").

       8.19 Compliance is being and has at all times been made with all Statutory Agreements relating to the Property.


                                       83
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       8.20 No part of the Property is listed as being of special historic or architectural importance or located in a conservation area nor is the Property affected by any tree preservation orders.

       8.21 All development charges, monetary claims and liabilities under the Planning Acts or any other such legislation have been discharged and no such liability contingent or otherwise is outstanding in respect of the Property.

       8.22 No part of the Property is affected or likely to be adversely affected by any proposals contained in any structure plan, local plan or unitary development plan prepared or in the course of preparation in respect of the areas in which the Property is situated.

       8.23 All statements made and all information supplied by or on behalf of the Vendor or GWO in support of applications lodged for the grant of certificates of lawful existing use or development and certificates of lawful proposed use or development under the Planning Acts in respect of the Property were and remain true and accurate in all material respects.

       8.24 No planning contravention notices, breach of condition notices, enforcement notices or stop notices have been issued by any local planning authority in respect of the Property nor has any other enforcement action (including the exercise of any right of entry) been taken by any such authority and the Vendor is not aware of any circumstances which may lead to the same.

              Statutory Obligations

       8.25 Compliance is being made and has at all times been made with all applicable statutory and byelaw requirements with respect to the Property and in particular (but without limitation) with


                                       84
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              requirements as to fire precautions and means of escape in case of fire and with requirements under the Public Health Acts, the Housing Acts, the Highways and Roads (Scotland) Acts, the Offices Shops and Railway Premises Act 1963, the Health and Safety at Work etc Act 1974 and the Factory Acts.

       8.26 There is no outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers and neither the Vendor nor GWO anticipates that the owner of the Property will be obliged to incur the expenditure of any substantial sum of money within the next two years for such purpose.

       8.27 There are not in force or required to be in force any licences whether under the Licensing (Scotland) Act 1976 or otherwise which apply to the Property or relate to or regulate any activities carried on therein.

              Adverse Orders

       8.28 There are no compulsory purchase notices orders or resolutions affecting the Property nor is the Vendor nor GWO aware of any circumstances likely to lead to any being made.

       8.29 There are no closing demolition or clearance orders affecting the Property nor is the Vendor nor GWO aware of any circumstances likely to lead to any being made.

              Condition of the Property

       8.30 The buildings and other structures on the Property are in good and substantial repair and fit for the purposes for which they are presently used.


                                       85
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       8.31 The principal means of access to the Property are over roads which have been taken over by the local or other highway or roads authority and which are maintainable at the public expense and no means of access to the Property is shared with any other party nor subject to rights of determination by any other party and the Vendor and/or GWO has obtained written confirmation from the roads authority that all bridges on the normal route for lorry traffic between the Property and the A75 Trunk Road (including without prejudice to the generality the bridge over the railway line leading to the B724 public road) are fit to carry vehicles of at least 40 tonnes weight.

       8.32 The Property enjoys the main services of water drainage electricity and gas through media located entirely on in or under the Property and the passage and provision of such services is uninterrupted.

       8.33 No part of the Property is located in an area or subject to circumstances particularly susceptible to flooding.

       8.34 No building or structure on the Property has at any time been affected by structural damage or electrical defects or by timber infestation rising damp or disease.

       8.35   The Property is not affected by past or present mining activity.

       8.36 None of the buildings or other structures on the Property contains so far as the Vendor is aware in its fabric any:-

              8.36.1 high alumina cement or concrete;

              8.36.2 calcium chloride cement;

              8.36.3 calcium silicate bricks or tiles;


                                       86
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              8.36.4 blue asbestos or other asbestos products;

              8.36.5 wood wool slabs in permanent shuttering form;

              8.36.6 crocidolite;

              8.36.7 untreated sea-dredged aggregates;

              8.36.8 alkali re-active aggregates;

              8.36.9 urea formaldehyde;

              8.36.10 vermiculite plaster;

              8.36.11 artificial slates;

              8.36.12 lead based paints;

              8.36.13 concrete curing accelerator;

              or any deleterious substances or any substances not approved by the British Standards and Codes of Practice for the time being.

              Insurance

       8.37 The Property is insured in its full reinstatement value and against third party and public liability claims to an adequate extent.

       8.38 All premiums payable in respect of insurance policies relating to the Property which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid such policies.


                                       87
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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              The Grazing Lease

       8.39 The Grazing Lease has been validly executed in self-proving form, and the subjects thereof are as shown on the plan annexed to the Disclosure Letter. The Grazing Lease has not been varied in any respect. Neither the Tenant under the Grazing Lease nor any of the partners thereof nor any connected person has had any title to occupy any part of the Property prior to commencement of the Grazing Lease on 15 March 1997. No party is entitled to claim an agricultural tenancy in respect of the property or part thereof, and the heritable proprietor for the time being of the Property is entitled to vacant possession of the subjects of the Grazing Lease on 30 November 1997 without requiring to give any notice.

       8.40 Neither the Vendor nor GWO nor the tenant under the Grazing Lease either is or has been in breach of the Grazing Lease in any respect.

              The Hoddam Agreement

       8.41   The Hoddam Agreement has not been varied in any respect.

       8.42 Neither Hoddam nor GWO are or have been in breach of the Hoddam Agreement in any respect.

              The Water Supply

       8.43 At no time has there ever been complaint about or challenge as to the entitlement to the Water Supply by any party at any time since the Business commenced to make use of the Water Supply.

       8.44 The Vendor has a valid and marketable title to make use of the Water Supply without any restriction as to the quantity of water (other than implied by common law) and to leave in place


                                       88
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              and maintain repair, renew and replace as necessary the Pipeline.

       8.45 At no time has the quantity of water actually available from the Water Supply been inadequate for the requirements of the Business or to meet the Vendor's obligations under the Hoddam Agreement.

       8.46 Other than Hoddam in terms of Hoddam Agreement, no other party makes use of the Water Supply or the Pipeline.

       8.47 The Pipeline has been properly maintained by appropriate specialist contractors and the Vendor is aware of no defects in the Pipeline or repairs which might be required to the Pipeline.

       8.48 So far as the Vendor or GWO is aware the Pipeline has not been damaged by the action of any third party.

       8.49 The Vendor or GWO has in its possession full records showing the quantity of water consumed at the Property through the Water Supply, and will deliver same to the Purchaser at Completion.

       8.50 Neither the Vendor nor GWO has at anytime been unable to supply to Hoddam 1,500,000 gallons of water per day as required by the Hoddam Agreement.

       8.51 Neither the Vendor nor GWO has had cause to complain about the abstraction of water from the River Annan by any other party.

              Damage to the Property

       8.52 The Property has at no time suffered any damage or encroachment by sea or tidal action or flooding by either salt or fresh water.


                                       89
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       8.53 Neither the Vendor nor GWO has on any occasion suffered any damage to the Property or inconvenience to or interruption of the Business pursuant to the exercise of any right of access over the Property either pursuant to the Access Agreement or otherwise.

              Miscellaneous

       8.54 The Proprietor of the Boilerworks to the north east of the Property has not exercised the right conferred in Disposition by Northern Engineering Industries Limited in favor of Glaxo Properties Limited recorded in said Division of the General Register of Sasines on 11 June 1980 to make use of the access road forming part of the Property for heavy vehicular traffic.

       8.55 All the burdens and conditions contained in the Deeds and Documents or other title deeds of the Property have been complied with and, insofar as of a continuing nature, will be complied with by the Vendor or GWO at its own expense until the Completion Date.

       8.56 Other than in terms of the Grazing Lease, no part of the Property is or has during the period of ownership of occupation by any company in the Vendor's Group been leased to or occupied by any party (whether lawfully or otherwise) other than the Vendor itself.

       8.57 No company in the Vendor's Group, nor so far as the Vendor is aware any third party is or has been in dispute with any neighbour or other person or authority whomsoever as to the extent or boundaries of the Property or any neighbouring property or any common liabilities or title conditions affecting, or servitude exercisable by or against (including without prejudice to the generality of the Servitudes), the Property or its proprietor, or otherwise in respect of the


                                       90
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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              Property except with regard to previous grazing leases which have expired and whose tenants have removed and who have no further rights in respect of the Property.

       8.58 There are no notices, orders or proposals under the Planning Acts or any other public or local statutes or regulations or orders made thereunder or proposals or applications for statutory consents in relation to development affecting the Property or adjacent or nearby land or buildings, and no part of the Property or adjacent land is a SSSI or the subject of any other conservation, environmental or amenity designation.

       8.59 All buildings, structures, civil engineering or similar works, plant and equipment, machinery and fixtures and fittings on or comprised in the Property have been designed, constructed, manufactured and assembled or installed by suitably qualified and experienced persons in implement of written contracts which are in the possession of the Vendor (and which will be delivered by the Vendor to the Purchaser on the Completion Date), and in accordance with all appropriate statutory and other consents, British Standards and Codes of Practice, the Purchaser has not had occasion to make any claim against any such person, and the Vendor and/or GWO (as appropriate) is entitled to assign to the Purchaser all rights which the Vendor and/or GWO (as appropriate) shall have against any such person, without requiring the consent of any such person or other party, and the Vendor and/or GWO (as appropriate) holds all appropriate consents, warranties and guarantees in respect of any such buildings or others.

       8.60 There are no matters known to the Vendor adverse to the Property the disclosure of which is material to be known by a purchaser of the Property.


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separately with the Commission.


              Environmental Matters

       8.61   Consents:

              8.61.1 The Vendor and/or GWO (as appropriate) holds (in its name)
                     all authorizations, permissions, consents, licences and agreements necessary to enable it to carry on the Business lawfully and effectively as at the date of this agreement in the places and in the manner in which the Business is now carried on and in particular (but without limitation): to make all relevant abstractions of water; to keep, store or hold all relevant substances whether as raw materials, products or wastes; to carry on all relevant processes; to construct and maintain all relevant buildings, plant and equipment; and to hold, treat, manage, consign and dispose of all waste materials, substances, gases and effluents in the relevant manner and knows of no circumstances which would require additional authorizations, permissions, consents, licences and agreements to be obtained following Completion if the Business was carried on after Completion in the same way and to the same extent as before Completion.

              8.61.2 All such authorizations, permissions, consents, licences and agreements have been lawfully obtained and are in full force and effect.

              8.61.3 No further authorizations, permissions, consents, licences and agreements are necessary to enable the Purchaser to carry on the Business as now or since 31 December 1996 conducted.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              8.61.4 Without prejudice to paragraphs 8.61.1, 8.61.2 and 8.61.3 details of all authorizations, permissions, consents, licences and agreements of the types referred to in paragraph 8.61.1 are set out in the Disclosure Letter (including details of the renewal dates).

              8.61.5 The Vendor and each member of the Vendor's Group has in relation to the Business complied at all times in all respects with all conditions attaching to the authorizations, permissions, consents, licences and agreements referred to in paragraph 8.61.1 (whether such conditions are imposed expressly or are implied by law) and there are no circumstances known to the Vendor which would render it impracticable for the Purchaser to comply with those conditions in the future.

              8.61.6 Neither the Vendor nor any member of the Vendor's Group has in relation to the Business received written notice, correspondence or communication in any other form in respect of any of the authorizations, permissions, consents, licences or agreements referred to above revoking, suspending, modifying or varying any of them and there are no circumstances known to the Vendor which might give rise to such notice being received or of any intention on the part of any relevant authority to give any such notice.

       Compliance with environmental protection laws

       8.62 Neither the Vendor nor any member of the Vendor's Group nor any of their officers, agents or employees have committed, in relation to the


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              Business or the Property and whether by act or omission, any breach of Environmental Laws, and they have conformed at all times with all relevant codes of practice, guidance notes, standards and other advisory material issued by any competent authority.

       8.63 Neither the Vendor nor any member of the Vendor's Group has in relation to the Business or the Property received any notice, order or other communication from any relevant authority in respect of a failure to comply with any Environmental Laws and there are no circumstances which might give rise to such notice, order or other communication being received nor is the Vendor aware of any intention on the part of any such authority to give such notice.

       8.64   Civil liability

              8.64.1 There is no actual or potential liability on the part of the Vendor or any member of the Vendor's Group arising from any activities or operations of the Business or the state or condition of any properties now or formerly owned or occupied by the Vendor or any member of the Vendor's Group in relation to the Business or facilities now or formerly used by the Vendor or any member of the Vendor's Group in relation to the Business and in particular (but without limitation) any such liability in respect of: injury to persons (including impairment of health or interference with amenity); damage to land or personal property; interference with riparian or other proprietary or possessory rights; public or private nuisance; liability for waste or other substances; and damage to or impairment


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separately with the Commission.


                     of the environment including living organisms.

              8.64.2 Neither the Vendor nor any member of the Vendor's Group is in relation to the Business engaged in any litigation, arbitration or dispute resolution proceedings relating to any actual or potential liability in respect of any matter covered by paragraph 8.64.1 and the Vendor is not aware of any such litigation or proceedings pending or being threatened nor is the Vendor aware of any circumstances or facts likely to give rise to such litigation, arbitration or proceedings.

              8.64.3 Neither the Vendor nor any member of the Vendor's Group is subject to any injunction, interdict or similar remedy or order by a court of competent jurisdiction, or to any undertaking given to such court, in respect of matters referred to in this paragraph 8.64.

              8.64.4 No notification has been (or in accordance with the terms of the relevant policies of insurance should have been) made to the Vendor's or GWO's insurers of any matters specified in this paragraph 8.64.

       8.65   Condition of the Property

              8.65.1 No notice or other communication has been received from any relevant authority relating to the physical condition of the Property nor so far as the Vendor is aware is there any circumstance likely to give rise to the


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separately with the Commission.


                     service of any such notice or communication.

              8.65.2 The Property has not been used for the deposit of waste controlled by any legislation during the ownership or occupation of the Vendor or any member of the Vendor's Group and neither the Vendor nor any member of the Vendor's Group is aware of any such use before its ownership or occupation.

       8.66   Internal policy assessments and plans

              8.66.1 Details of all the Vendor's and GWO's statements of corporate environmental policy and operating procedures are set out in the Disclosure Letter.

              8.66.2 The Vendor and any other relevant company in the Vendor's
                     Group have complied with all its statements of corporate environmental policy and operating procedures.

              8.66.3 The Vendor and each other relevant company in the Vendor's has properly carried out and made all such assessments or plans as are required by law in relation to the substances, processes, operations and wastes (including without limitations those relating to hazardous substances, accident hazards, releases to the environment and noise) of the Business; proper records have been kept of such assessments and plans and the Vendor knows of no circumstances which would render such appraisals or plans incorrect or subject to revision.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


              8.67 Any replies given by or on behalf of the Vendor and/or GWO to enquiries before contract raised by or on behalf of the Purchaser relating in any way to the Property are true, complete and accurate in all respects and contain all information known or available to the Vendor's Group in response to the enquiries.

9      ASSETS

       9.1 The Vendor is the legal and beneficial owner having possession of and with good and marketable title to all the Assets and all the assets required to carry on the Business are included in the sale hereunder and are in the possession or under the control of the Vendor.

       9.2    None of the Assets is the subject of any Encumbrance.

       9.3 The Vendor has not created any Encumbrance on over or affecting any part of the Assets and there is no agreement or commitment to give or create any Encumbrance and no claim has been made by any person to be entitled to any Encumbrance.

       9.4 All the plant, machinery, equipment and vehicles of the Vendor relating to the Business are in good repair and working order and have been regularly and properly maintained and no substantial repairs are in hand or are necessary and none of the plant, machinery, equipment or vehicles is out of date, dangerous (by reason of its state of repair), not fit for its purpose, unsuitable or in need of renewal or replacement or fails to comply with the applicable safety standards.

       9.5 The List of Fixed Plant and the List of Equipment comprise a complete and accurate record of all the plant and equipment (with a value of(pounds)50,000 or more), machinery, equipment and vehicles owned or possessed by the Vendor in relation to the


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              Business and necessary for the continuation of the Business.

       9.6 There are no Assets used in the Business which are not situate at the Property.

10     STOCK

       10.1   All the Stock can be used in the Business.

       10.2 The Stock is sufficient for the normal requirements of the Business.

       10.3   The Stock is at its normal level having regard to current orders.

11     INSURANCE

       11.1 Full details of all insurance policies effected in relation to the Business have been disclosed to the Purchaser and all such details are true and correct in all respects and all such insurance policies are currently in full force and effect.

       11.2 Neither the Vendor nor GWO has done or omitted to do or suffered anything to be done or not to be done which has or might render any policies of insurance taken out by it void or voidable or which would or might result in an increase in the rate of premiums on the said policies and there are no circumstances of which the Vendor is aware which would or might give rise to any claim under any of such policies of insurance.

       11.3 There is now and has at all times been adequate insurance in respect of the Business against fire, accident, damage, injury, third party loss (including product liability) loss of profits and other risks normally covered by insurance (including such risks as companies carrying on the same type of business as the Business commonly cover by insurance).


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


12     RECORDS

       The records and books of account of the Vendor and GWO relating to the Business are duly entered up and contain true, full and accurate records of all matters to be dealt with therein and do not contain any material inaccuracies or discrepancies. All books and all records and documents of the Vendor and GWO relating thereto which are its property are in the possession or under the control of a company within the Vendor's Group.

13     CONFIDENTIAL INFORMATION

       13.1 Neither the Vendor nor GWO uses in the Business any processes and is not engaged in the Business in any activities which involve the misuse of any Confidential Information belonging to any third party.

       13.2 The Vendor is not aware of any actual or alleged misuse by any person of any of its Confidential Information.

       13.3 Neither the Vendor nor GWO has disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Business and was made subject to an agreement under which the recipient was obliged to maintain the confidentiality of such Confidential Information and was restrained from further disclosing or using it other than for the purposes for which it was disclosed by the Vendor or GWO.

       13.4 Confidential Information used by the Vendor or GWO is kept strictly confidential and the Vendor and GWO operate and fully complies with procedures which maintain such confidentiality which confidentiality has not been breached.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


14     INTELLECTUAL PROPERTY

       14.1 The Vendor is the sole unencumbered legal and beneficial owner and where registered the sole registered proprietor of all the Intellectual Property.

       14.2 The material particulars as to ownership registration (and applications therefor) of the Intellectual Property (if any) are set out in the Disclosure Letter and such details are complete and correct. Such Intellectual Property comprises all Intellectual Property which the Purchaser will require in order fully to carry on and exploit the Business and deal with the Assets sold and purchased hereunder.

       14.3 None of the Intellectual Property is currently being infringed by any third party or has been so infringed in the 6 year period preceding the Completion Date and no third party has threatened any such infringement.

       14.4 Save for those agreements listed in the Disclosure Letter the carrying on of the Business as presently constituted does not require any licences or consents from or the making of royalty or similar payments to any third party and the Vendor is not engaged in any activities which and none of the Vendor's processes or products infringe any Intellectual Property belonging to any third party. All such listed agreements (and each provision thereof) are valid and subsisting and not restricted in any way and the Vendor is not in breach of any of the provisions thereof.

       14.5 There are no outstanding claims against the Vendor for infringement of any Intellectual Property used (or which has been used) by it in the Business and no such claims have been settled by the giving of any undertakings which remain in force.


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separately with the Commission.


       14.6 There is no Intellectual Property required for the carrying on of the Business which is not exclusively used in respect of the Business or which is being licensed to the Purchaser.

15     COMPUTER SYSTEMS

       15.1 The Computer Systems have been satisfactorily maintained and have the benefit of the maintenance agreements listed in the Disclosure Letter or in the Information Technology Services Agreement.

       15.2 Disaster recovery plans are in effect and in the opinion of the Vendor's directors are adequate for its present needs to ensure that the Computer Systems can be replaced or substituted without material disruption to the Business.

       15.3 In the event that any person providing maintenance or support services for the Computer Systems ceases or is unable to do so, the Vendor has all necessary rights to obtain the source code and all related technical and other information to procure the carrying out of such services by its own employees or by a third party.

       15.4 The Vendor has adequate procedures for its present needs to ensure internal and external security of the Computer Systems, including procedures for taking and storing, on-site and off-site, back-up copies of computer programs and data.

       15.5 None of the records, systems, controls, data or information relating to the Business are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic processes whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Vendor.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


16     DATA PROTECTION

       The Vendor and GWO (as applicable) has complied with all relevant requirements of the Data Protection Act 1984, in relation to the Business including:

       16.1   the data protection principles established in that Act;

       16.2   request from data subject for access to data held by it; and

       16.3   the requirements relating to the registration of data users.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


17     REPAYMENT LIABILITIES

       Neither the Vendor nor GWO has received any notice to repay any monies or liabilities which are repayable on demand and no default or event entitling any person with or without giving any formal notice and whether immediately or after expiry of any notice to demand or accelerate repayment appoint a receiver or take any other action to protect his security has occurred in relation to any agreement relating to any borrowing or indebtedness or security given by the Vendor or GWO in relation to the Business.

18     EMPLOYEES

       18.1 None of the Employees has given or received notice terminating his employment or will be entitled to give notice as a result of the provisions of this agreement.

       18.2 Full particulars of the terms and conditions of employment of all the Employees (including without limitation all remuneration incentives bonuses expenses and other payments and benefits whatsoever payable) are set out in the Disclosure Letter.

       18.3 There is not in existence any contract of employment with directors or employees of the Vendor (or any contract for services with any individual) relating to the Business which cannot be terminated by 3 months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

       18.4 In relation to each of the Employees (and so far as relevant to each of its Excluded Employees and/or former employees) the Vendor has:-


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              18.4.1 complied with all obligations imposed on it by Articles of the Treaty of Rome European Commission Regulations and Directives and all statutes regulations and codes of conduct relevant to the relations between it and the Employees or it and any recognized trade union;

              18.4.2 maintained adequate and suitable records regarding the service of each of the Employees;

              18.4.3 complied with all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of the Employees; and

              18.4.4 complied with all relevant orders and awards made under any statute affecting the conditions of service of its Employees.

       18.5 The Vendor nor any other company in the Vendor's Group is involved in any industrial or trade disputes and to the best of the Vendor's knowledge information and belief there are no circumstances which may result in any industrial dispute involving any of the Employees and to the best of the Vendor's knowledge information and belief none of the provisions of this agreement including the identity of the Purchaser is likely to lead to any industrial dispute.

       18.6 There is not outstanding any agreement or arrangement to which the Vendor nor any other company in the Vendor's Group is party in relation to the Business for profit sharing or for payment to any of its employees of bonuses or for incentive payments or other similar matters.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


       18.7 Since 31 December 1996 no change has been made in the terms of employment by the Vendor of any of the Employees.

       18.8 Save as disclosed in the Disclosure Letter the Vendor nor any other company in the Vendor's Group has not entered into any recognition agreement with a trade union in respect of the Employees nor has it done any act which may be construed as recognition.

       18.9 The Vendor and GWO have complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.

       18.10 There is no agreement, arrangement, scheme or obligation (whether legal or moral) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the Employees or for the benefit of dependents of such persons save as disclosed in the Disclosure Letter.

       18.11 No amounts due to or in respect of any of the Employees (including PAYE and national insurance and pension contributions) are in arrear or unpaid.

       18.12 No monies or benefits other than in respect of contractual emoluments are payable to any of the Employees and there is not at present a claim occurrence or state of affairs which may hereafter give rise to a claim against the Vendor or GWO arising out of the employment or termination of employment of any employee for compensation for loss of office or employment or otherwise and whether under the Employment Rights Act 1996 Equal


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              Pay Act 1970, Sex Discrimination Act 1975, Sex Discrimination Act
              1986, Disability Discrimination Act 1995 or any other act or otherwise.

19     CONTRACTS

       19.1   There is not outstanding in connection with the Business:-

              19.1.1 any agreement or arrangement between the Vendor or GWO and any third party which the signature or performance of this agreement will contravene or under which the third party will acquire a right of termination or any option as a result of the signature or performance of this agreement;

              19.1.2 any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or any restrictive trading or other agreement or arrangement pursuant to which any part of the Business has been carried on;

              19.1.3 any agreement or arrangement in relation to the Business between the Vendor or GWO and any other company which is a member of the Group;

              19.1.4 any agreement or arrangement entered into by the Vendor or
                     GWO otherwise than by way of bargain at arm's length and in the normal and ordinary course of the Business; or

              19.1.5 any sale or purchase option or similar agreement or arrangement affecting any of the Assets or by which the Vendor or


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


                     GWO is bound in relation to the Business.

       19.2 None of the Contracts contain are unprofitable (that is to say known to have been likely to result in a loss to the Vendor on completion of performance if the Vendor had not sold the Business) or of a long term nature (that is to say incapable of performance in accordance with its terms within 6 months after the date on which it was entered into or undertaken).

       19.3 No party with whom the Vendor or GWO has entered into any agreement or arrangement in connection with the Business is in default thereunder being a default which would have a material and adverse effect on the financial or trading position or prospects of the Business and so far as the Vendor is aware there are no circumstances likely to give rise to such a default.

       19.4 Neither the Vendor nor GWO has any knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any of the Contracts and has not received notice of intention to terminate any of the Contracts.

       19.5 Neither the Vendor nor GWO has any reason to believe that any supplier of the Vendor or GWO or other person dealing with the Vendor or GWO in connection with the Business will refuse to deal with the Purchaser in connection with the Business or will deal with it on a smaller scale than with the Vendor or GWO as a result of the signature or performance of this agreement.

       19.6 Details of all tenders which have been made by the Vendor or GWO in connection with the Business and which have not yet been accepted but are capable of acceptance are contained in the Disclosure Letter.


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confidential treatment. The omitted portions are marked **** and have been filed separately with the Commission.


20     BORROWINGS

       Except as disclosed in the Accounts neither the Vendor nor GWO has outstanding in connection with the Business:-

       20.1 any borrowing or indebtedness in the nature of borrowing including any bank overdrafts liabilities under acceptances (otherwise than in respect of normal trade bills) and acceptance credits other than borrowing or indebtedness arising in the ordinary course of business;

       20.2 any guarantee indemnity or undertaking (whether or not legally binding) to procure the solvency of any person or any similar obligation; or

       20.3 any mortgage charge lien pledge or any obligation (including a conditional obligation) to create a mortgage charge lien or pledge.

21     LITIGATION OFFENCES AND COMPLIANCE WITH STATUTES

       21.1 Neither the Vendor nor any other company in the Vendor's Group is plaintiff, defendant (save where it has no knowledge any proceedings to be served on it) pursuer or defender or otherwise a party to any litigation, arbitration or administrative proceedings in connection with the Business which are in progress or are threatened or pending by or against or concerning the Vendor or any of the Assets the Vendor is not being prosecuted for any criminal offence in connection with the Business, no governmental or official investigation or inquiry concerning the Business or any of the Assets is in progress or pending and so far as the Vendor is aware there are no circumstances which are likely to give rise to any such proceedings, investigation or inquiry.

       21.2 Neither the Vendor nor any other company in the Vendor's Group nor any of its officers, employees


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              or, so far as the Vendor is aware, its agents (during the course of their duties in relation to the Business) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any other law of the United Kingdom or any part thereof or any other country giving rise to any fine, penalty, default, proceedings or other liability in relation to the Business or any of the Assets or any judgment or decision which would materially affect the financial or trading position or prospects of the Business.

       21.3 Neither the Vendor nor any other company in the Vendor's Group has done or agreed to do anything as a result of which either any investment or other grant paid to the Vendor in relation to the Business is or may be liable to be refunded in whole or in part or any such grant for which application has been made by it will or may not be paid or may be reduced.

       21.4 There is not outstanding in relation to the Business any liability for industrial training levy or for any other statutory or governmental levy or charge.

22     RESTRICTIVE AGREEMENTS

       22.1 There are no agreements in force to which the Vendor nor any other company in the Vendor's Group is a party directly or indirectly affecting the Business which would restrict the freedom of the Purchaser to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

       22.2 Neither the Vendor nor any other company in the Vendor's Group is nor has it been party to any agreement, arrangement, concerted practice or course of conduct directly or indirectly affecting the Business which:-


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              22.2.1 is or ought to be or ought to have been or requires to be registered under the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any inquiry, investigation or proceeding under any of these Acts;

              22.2.2 is or has been the subject of an inquiry, investigation, reference or report under the Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the Competition Act 1980; or

              22.2.3 contravenes Article 85(1) or 86 of the Treaty of Rome or which has been notified to the Commission of the European Community for an exemption or in respect of which an application has been made to the said Commission for a negative clearance or infringes any regulation or other enactment made under Article 87 of the said Treaty or is or has been the subject of any inquiry, investigation or proceeding in respect thereof;

              22.2.4 has or is intended to have or is likely to have the effect of restricting, distorting or preventing competition in connection with the production, supply or acquisition of goods in the United Kingdom or any part of it or the supply or securing of services in the United Kingdom or any part of it.

              22.2.5 is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the


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                     meaning of section 13 of the Fair Trading Act 1973 and
                     susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of
                     Part II of that Act; or

              22.2.6 infringes any other competition, anti- restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the United Kingdom or elsewhere and not specifically mentioned in this paragraph.

       22.3 Neither the Vendor nor any other company in the Vendor's Group has in connection with any matter directly or indirectly affecting the Business given any assurance or undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or the Court of Justice of the European Communities or any other court, person or body and is not subject to any act, decision, regulation or other instrument made by any of them relating to any matter referred to in this sub-paragraph 24.3.

       22.4 Neither the Vendor nor any other company in the Vendor's Group is in default or in contravention of any article, act, decision, regulation or other instrument or of any undertaking relating to any matter referred to in sub-paragraph 23.2 ("the Anti-Trust Rules") and has received no complaint or threat to complain under or referring to the Anti-Trust Rules from any person and has not received any request for information, investigation or objection relating to the Anti-Trust Rules or been party to any proceedings to


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              which the Anti-Trust Rules (or any of them) were pleaded or relied upon.

       22.5 Neither the Vendor nor any other company in the Vendor's Group is in relation to the Business in a dominant position in any market in any substantial part of the EEC for the purposes of Article 86 of the Treaty of Rome.

23     EFFECTS OF THIS AGREEMENT

       Neither this agreement nor completion thereof:-

       23.1 conflicts with or will or may result in the breach of or constitute a default under or give rise to any right of termination or acceleration of payment or additional liability under any agreement, instrument, order, judgment, award, injunction, decree or regulation or any restriction of any kind to which a member of the Vendor's Group is a party; nor

       23.2 will or may relieve any other party to any of the Contracts of its obligations thereunder or enable it to determine such obligations or any of them to the Purchaser's detriment or to the detriment of the Business.

24     DEFECTIVE PRODUCTS

       Neither the Vendor nor any member of the Vendor's Group has in relation to the Business sold or supplied prior to Completion any products which are or were in any respect faulty or defective or which do not comply with any warranties or representations expressly or implied made.

25     REORGANIZATION

       Details of the transfer in 1995 of the Business and associated assets from Glaxochem Limited to GWO and in


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       1997 from GWO to the Vendor are contained in the Disclosure Letter.


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                                   SCHEDULE 6

                        Limitations to Vendor's Liability


1 The provisions of this Schedule shall operate to limit the liability of the Vendor under the warranties contained in Schedule 5 and references to "liability" or "liabilities" shall be construed accordingly.

2 The Vendor shall not be liable for any claim in respect of any Relevant Claim:

        2.1 unless the aggregate amount of all Relevant Claims for which the Vendor would otherwise be liable exceeds (pounds)100,000;

        2.2 to the extent that the total liability of the Vendor in respect of all Relevant Claims would exceed ****;

        2.3 unless the Purchaser has given the Vendor written notice of the Relevant Claim (stating in reasonable detail the nature of the Relevant Claim and, if practicable, the amount claimed) on or before the date which is 30 days after the date of receipt of the audited accounts of the Purchaser for the financial period ended 31 December 1999.

        If the aggregate amount of the Relevant Claims exceeds (pounds)100,000 the Vendor shall be liable for the full amount and not just the excess above (pounds)100,000.

3 A Relevant Claim notified in accordance with paragraph 2.3 and not satisfied, settled or withdrawn is unenforceable against the Vendor, on the expiry of twelve (12) months starting on the day of notification of the Relevant Claim unless proceedings in respect of the Relevant Claim have been issued and served on the Vendor.


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4      The Vendor shall not be liable in respect of a Relevant Claim:

       4.1 if and to the extent that the matter giving rise to the Relevant Claim would not have arisen but for the passing of, or a change in, after the date of Completion a law, regulation or administrative practice of a government, government department, agency or regulatory body, in each case not actually or prospectively in force at the date of this agreement;

       4.2 if and to the extent that the matter giving rise to the Relevant Claim is an amount for which the Purchaser's Group has recovered from any person (other than the Vendor), whether under a provision of applicable law, insurance policy or otherwise;

       4.3 if and to the extent that the matter giving rise to the Relevant Claim would not have arisen but for an act omission or transaction of the Purchaser or an officer of the Purchaser which was outside the ordinary course of the Business which it or he should reasonably have known would give rise to such liability.

5 The Purchaser shall not be entitled to recover more than once in respect of the same loss.

6 The Purchaser shall as soon as reasonably practicable give written notice to the Vendor of any matter which it becomes aware which is likely to give rise to a Relevant Claim and whether the Purchaser considers it may have any remedy against any third party and shall consult with the Vendor in respect to the matter. If the Purchaser fails, for whatever reason, to comply with the terms of this clause any such failure shall not affect the Purchaser's ability to make a Relevant Claim.

7 If the Purchaser becomes aware of a matter which might give rise to a Relevant Claim and if such claim is as a


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       result of or in connection with a claim by or a liability to a third party:

       7.1 the Purchaser shall (subject to any obligations as to confidentiality to third parties) provide to the Vendor and its advisors reasonable access, by prior arrangement, to premises and personnel and to relevant assets, documents and records within the power or control of the Purchaser's Group for the purposes of investigating the matter and enabling the Vendor to take the action referred to in paragraph 7.4;

       7.2 the Vendor (at its cost) may by prior arrangement take copies of the documents and records and photograph the premises or assets referred to in paragraph 7.2;

       7.3 the Purchaser shall (save where any such action would be prejudicial to the Business) take any action and institute any proceedings and give any information and assistance, as the Vendor may reasonably request to dispute, resist, appeal, compromise, defend, remedy, settle or mitigate the matter or enforce against a person, (other than a member of the Vendor's Group) the rights of the Purchaser in relation to the matter in connection with proceedings related to the matter (other than against a member of the Vendor's Group) and the Vendor shall indemnify the Purchaser for all reasonable costs incurred as a result of any such request by the Vendor;

       7.4 the Purchaser shall not, and shall ensure that no member of the Purchaser's Group will, admit liability in respect of, compromise or settle the matter without the prior written consent of the Vendor (not to be unreasonably withheld or delayed).

8 If the Vendor pays to the Purchaser an amount in respect of a Relevant Claim and the Purchaser or any


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       member of the Purchaser's Group subsequently recovers from a third party an amount which is referable to the matter giving rise to the Relevant Claim then:

       8.1 if the amount paid by the Vendor in respect of the Relevant Claim is more than the sum recovered from the third party, the Purchaser shall as soon as practicable pay the Vendor the sum so recovered; and

       8.2 if the amount paid by the Vendor in respect of the Relevant Claim is less than or equal to the sum recovered from the third party, the Purchaser shall as soon as practicable pay the Vendor an amount equal to the amount paid by the Vendor;

9 For the purposes of this paragraph the "sum recovered" means an amount equal to the amount recovered from the third party less all reasonable costs and expenses incurred by the Purchaser or any member of the Purchaser's Group in recovering the amount from the third party.

10 Nothing in this part of this Schedule restricts or limits the Purchaser's general obligations to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.


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